EXHIBIT 99.1

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

2006 ANNUAL REPORT

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
2006 ANNUAL REPORT

AUDITORS’ REPORT

To the Board of Directors of
Gadot Chemical Tankers and Terminals Ltd.

We have audited the financial statements of Gadot Chemical Tankers and Terminals Ltd. (hereafter - the Company) and the consolidated financial statements of the Company and its subsidiaries: balance sheets as of December 31, 2006 and 2005 and the related statements of operations, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We did not audit the financial statements of certain subsidiaries, whose assets included in consolidation constitute approximately 35.6% and 21.9% of total consolidated assets as of December 31, 2006 and 2005, respectively, and whose revenues included in consolidation constitutes approximately 35%, 23.8% and 25.3% of total consolidated revenues for the years ended December 31, 2006, 2005 and 2004, respectively. We did not audit the financial statements of certain associated companies, the company’s interest in which, as reflected in the balance sheets as of December 31, 2005, is NIS 2,500,000 and the company’s share in excess of profits over losses of which is a net amount of NIS 3,282,000 in 2005 and adjusted NIS 549,000 in 2004. The financial statements of the above subsidiaries and associated companies were audited by other independent auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to amounts included for those companies, is based on the reports of the other independent auditors.

We conducted our audits in accordance with auditing standards generally accepted in Israel and in the United States of America, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other independent auditors, the financial statements referred to above present fairly, in all material respects, the financial position – of the Company and consolidated – as of December 31, 2006 and 2005 and the results of operations, changes in shareholders’ equity and cash flows – of the Company and consolidated – for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in Israel. Furthermore, in our opinion, the financial statements referred to above are prepared in accordance with the Israeli Securities (Preparation of Annual Financial Statements) Regulations, 1993.

Accounting principles generally accepted in Israel vary in certain significant measurement respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 19 to the consolidated financial statements.

As explained in note 1b the financial statements referred to above are presented in new Israeli shekels, in conformity with accounting standards issued by the Israel Accounting Standards Board.

Tel-Aviv, Israel February 7, 2008	Kesselman & Kesselman —————————————— Certified Public Accountant (Isr.) A member of PricewaterhouseCoopers International Limited

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

BALANCE SHEETS

		Consolidated		The company
		December 31		December 31
	Note	2006	2005	2006	2005
		NIS in thousands (see note 1b)

A s s e t s	13b
CURRENT ASSETS:	12
Cash and cash equivalents	1b	72,170	70,552	7,595	11,973
Short-term Investment	14a	74,917	79,153	71,459	85,402
Accounts receivable:
Investee companies - current accounts				25,260	3,501
Trade	14b	376,830	261,035
Other	14c	66,280	23,064	4,308	2,039
Inventories	1e	93,512	73,512

T o t a l current assets		683,709	507,316	108,622	102,915

INVESTMENTS, LOANS AND OTHER	12
LONG-TERM DEBTS:
Investee companies	1f; 2		2,500	169,896	158,261
Other receivables	11b; 14d	2,114	2,792	78	101

		2,114	5,292	169,974	158,362

PROPERTY, PLANT AND
EQUIPMENT:	1i; 3
Cost		336,249	340,554		1,079
L e s s - accumulated depreciation		146,292	132,053

		189,957	208,501		1,079

OTHER ASSETS AND DEFERRED
CHARGES, net of accumulated	1j; 4	50,323	28,531		1,682

		926,103	749,640	278,596	264,038

Y. Maiman Chairman of the Board of Directors	Y. Cohen General Manager

I. Harel Chief Financial Officer

Date of approval of the financial statements: February 7, 2008

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

		Consolidated		The company
		December 31		December 31
	Note	2006	2005	2006	2005
		NIS in thousands (see note 1b)

Liabilities and shareholders' equity
CURRENT LIABILITIES:	12
Credit and loans from banks	14e; 13	313,016	202,349	7,062	5,891
Accounts payable and accruals:
Trade	14f	128,092	112,673
Other	14g	104,208	71,604	5,857	7,602

T o t a l current liabilities		545,316	386,626	12,919	13,493

LONG-TERM LIABILITIES:	12
Excess of company share in losses of an
investee company over the investment
therein	2			1,988	2,203
Liability for employee rights upon
retirement, net of amount funded	5	9,532	9,146	310	414
Convertible debentures, net	6	16,421	27,512	16,421	27,512
Debentures	7	52,624	53,115	52,624	53,115
Bank loans (net of current maturities)	8;13	122,288	133,986	24,502	32,600
Capital note to an interested party	14h	3,652	3,430	3,652	3,430
Deferred income taxes	1l; 11b	8,946	4,423

T o t a l long-term liabilities		213,463	231,612	99,497	119,274
COMMITMENTS AND CONTINGENT
LIABILITIES	9

T o t a l liabilities		758,779	618,238	112,416	132,767

MINORITY INTEREST		1,144	131
SHAREHOLDERS' EQUITY	10	166,180	131,271	166,180	131,271

		926,103	749,640	278,596	264,038

The accompanying notes are an integral part of the financial statements.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

STATEMENTS OF INCOME

		Consolidated		The company
	Note	2006	2005	2004	2006	2005	2004
		NIS in thousands (see note 1b)

REVENUES (in the company
from investee companies)	1m;14i	1,156,991	1,049,916	909,734	19,628	19,703	15,775
COST OF REVENUES	14j	1,003,077	888,248	768,268

GROSS PROFIT		153,914	161,668	141,466

SELLING, MARKETING,
ADMINISTRATIVE AND
GENERAL EXPENSES:
Selling and marketing	14k	24,398	21,945	21,962
Administrative and general	14l	50,904	51,904	50,301	13,515	13,433	12,953

		75,302	73,849	72,263	13,515	13,433	12,953

INCOME FROM OPERATIONS		78,612	87,819	69,203	6,113	6,270	2,822
FINANCIAL EXPENSES - net	14m	(25,096)	(21,212)	(13,449)	(2,783)	(6,690)	(1,628)
OTHER INCOME - net	14n	9,180	2,182	328

INCOME (LOSS) BEFORE TAXES ON
INCOME		62,696	68,789	56,082	3,330	(420)	1,194
TAX BENEFIT (TAXES ON INCOME)	11c	(16,367)	(23,966)	(21,031)	(1,021)	311	(902)

INCOME (LOSS) AFTER TAXES ON
INCOME		46,329	44,823	35,051	2,309	(109)	292
SHARE IN PROFITS (LOSS) OF
INVESTEE COMPANIES - net, see
also note 2a1)	2b	(156)	3,282	549	44,606	48,223	35,396
MINORITY INTEREST IN LOSSES
(PROFITS) OF INVESTEE
COMPANIES - net		(1,013)	9	88

INCOME BEFORE ACCUMULATED
EFFECT OF CHANGES IN
ACCOUNTING POLICY		45,160	48,114	35,688	46,915	48,114	35,688
ACCUMULATED EFFECT OF
CHANGES IN ACCOUNTING
POLICY - net	1m2)	1,755

NET INCOME FOR THE YEAR		46,915	48,114	35,688	46,915	48,114	35,688

		NIS (see note 1b)

NET INCOME PER SHARE	1s; 15
Before accumulated effect of
accounting change		0.89			0.89

Cumulative effect, at the beginning
of year, of an accounting change, net		0.03			0.03

Net income		0.92	**0.95	**0.71	0.92	**0.95	**0.71

FULLY DILUTED:
Before accumulated effect of
accounting change		0.79			0.79

Cumulative effect, at the beginning
of year, of an accounting change, net		0.03			0.03

Net income		0.82	**0.86	**0.66	0.82	**0.86	**0.66

		In thousands

Number of shares used to compute basic
income per share		52,645	**50,487	**50,000	52,645	**50,487	**50,000

Number of shares used to compute diluted
income per share		62,388	**59,365	**58,055	62,388	**59,365	**58,055

** After retrospective application of accounting changes.

The accompanying notes are an integral part of the financial statements.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Share capital	Premium on shares	Warrants	Differences from translation of foreign currency adjusted financial statements of subsidiaries	Retained earnings (accumulated deficit)	Dividend declared subsequent to balance sheet date	Total
	NIS in thousands (see note 1b)

BALANCE AT DECEMBER 31, 2003	36,794	44,739	5,121	28	(18,939)		67,743
CHANGES DURING 2004:
Net income					35,688		35,688
Dividend paid					(18,000)		(18,000)
Differences from translation of foreign currency
adjusted financial statements of subsidiaries				(457)			(457)

BALANCE AT DECEMBER 31, 2004	36,794	44,739	5,121	(429)	(1,251)		84,974
CHANGES DURING 2005:
Net income					48,114		48,114
Dividend paid					(7,047)		(7,047)
Conversion of convertible debentures into shares	97	3,205					3,302
Appropriation for distribution of dividend declared
subsequent to balance sheet					(24,246)	24,246
Differences from translation of foreign currency
adjusted financial statements of subsidiaries				1,928			1,928

BALANCE AT DECEMBER 31, 2005	36,891	47,944	5,121	1,499	15,570	24,246	131,271
Adjustments, as of January 1, 2006, resulting
from first-time application of new accounting
standard (see note 1k) -
Carried to shareholders' equity of the conversion
component in convertible shares		950					950

BALANCE AT JANUARY 1, 2006, FOLLOWING THE
FIRST- TIME APPLICATION OF NEW	36,891	48,894	5,121	1,499	15,570	24,246	132,221
ACCOUNTING STANDARD CHANGE IN 2006:
Net income					46,915		46,915
Dividend paid						(24,246)	(24,246)
Conversion of debentures into shares	292	10,756					11,048
Exercise of warrants	*	5	*				5
Exercise of warrants granted to employees into shares	107	3,984					4,091
Differences from translations of foreign currency
adjusted financial statements of subsidiaries				(3,854)			(3,854)
Appropriation for distribution of dividend declared
subsequent to balance sheet					(21,216)	21,216

BALANCE AT DECEMBER 31, 2006	37,290	63,639	5,121	(2,355)	41,269	21,216	166,180

* Represents an amount less than NIS 1,000

The accompanying notes are an integral part of the financial statements.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

(Continued) - 1

STATEMENTS OF CASH FLOWS

	Consolidated			The company
	2006	2005	2004	2006	2005	2004
	NIS in thousands (see note 1b)

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net income for the year	46,915	48,114	35,688	46,915	48,114	35,688
Adjustments required to reflect
cash flows from operating activities (a)	(21,064)	33,093	(20,882)	(41,120)	(26,630)	(20,279)

Net cash provided by operating activities	25,851	81,207	14,806	5,795	21,484	15,409

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of fixed assets	(18,325)	(107,766)	(23,327)		(1,079)
Purchase of other assets		(15,895)
Loans to investee companies - net		12,649		3,126	5,072	(2,927)
Acquisition of operations, see note 2a2	(5,000)
Loan and long-term Debentures - net		3,796	(6,190)		3,796	(4,025)
Proceeds from sale of fixed assets	6,535	730	702
Short-term investments - net	5,975	(47,855)	(28,065)	13,242	(46,761)	(26,208)
Acquisition of minority shares in a
subsidiary		(1,627)			(1,627)
Acquisition of subsidiaries
consolidated for the first time (b)	(21,861)		(2,080)			(2,080)

Net cash provided by investing activities
(used for investment activities)	(32,676)	(155,968)	(58,960)	16,368	(40,599)	(35,240)

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from exercise of warrants
granted to employees	4,091			4,091
Issuance of debentures, net of issuance
costs		52,131			52,131
Long-term loans received from banks	63,357	109,973	2,257	37,659
Discharge of long-term loans from banks	(68,889)	(24,619)	(17,420)	(43,807)	(5,170)	(4,247)
Dividend paid	(24,246)	(17,047)	(8,000)	(24,246)	(17,047)	(8,000)
Short-term loan received from banks - net	36,999	(76)	44,847	(238)	331

Net cash provided by (used in)
financing activities	11,312	120,362	21,684	(26,541)	30,245	(12,247)

TRANSLATION DIFFERENCES ON
CASH BALANCES OF
CONSOLIDATED SUBSIDIARIES
OPERATING INDEPENDENTLY	(2,869)	1,372	(136)

INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	1,618	46,973	(22,606)	(4,378)	11,130	(32,078)
BALANCE OF CASH AND CASH
EQUIVALENTS AT BEGINNING OF
YEAR	70,552	23,579	46,185	11,973	843	32,921

BALANCE OF CASH AND CASH
EQUIVALENTS AT END OF YEAR	72,170	70,552	23,579	7,595	11,973	843

(Continued) - 2

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

STATEMENTS OF CASH FLOWS

	Consolidated			The company
	2006	2005	2004	2006	2005	2004
	NIS in thousands (see note 1b)

(a) Adjustments required to reflect cash
flows from operating activities:
Income and expenses not involving cash
flows:
Share in loss (profit) of investee
companies, net of dividend received	156		(549)	(15,606)	(41,223)	(7,135)
Minority interests in profits (losses) of
investee companies	1,013	(9)	(88)
Amortization and depreciation	24,106	22,558	16,757		606	404
Income from a fire, see note 2e1)	(8,661)
Deferred income taxes - net	7,613	2,354	2,740	856	(232)	228
Liability for employee rights upon
retirement - net	494	(965)	(161)	(104)	(156)	433
Capital gain on sale of investment in
another company and fixed assets - net	(1,471)	(2,182)	(209)
Gain from marketable securities - net	(2,077)	(2,079)	(1,154)	(2,426)	(1,997)	(1,111)
Expenses in respect of convertible
Debentures	2,154	1,496	1,059	2,154	1,496	1,059
Erosion of capital note to an interested
Party	222	210	196	222	210	196
Expenses in respect of debentures	(51)	1,076	438	(51)	1,076	438
Exchange differences on (erosion of)
principal and other long-term liabilities
of long-term loans - net	(273)	3,300	(522)	(638)	2,599	(738)

	23,225	25,759	18,507	(15,593)	(37,621)	(6,226)

Changes in operating asset and liability items:
Decrease (increase) in accounts receivable:
Trade	(23,586)	(15,694)	(53,926)
Other	(4,853)	(4,692)	6,128	(23,217)	7,670	(9,867)
Decrease (increase) in inventories	(1,158)	13,977	(40,730)
Increase (decrease) in accounts payable
and accruals:
Trade	(3,030)	7,819	31,900
Other	(11,662)	5,924	17,239	(2,310)	3,321	(4,186)

	(44,289)	7,334	(39,389)	(25,527)	10,991	(14,053)

	(21,064)	33,093	(20,882)	(41,120)	(26,630)	(20,279)

(Continued) - 3

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

STATEMENTS OF CASH FLOWS

	Consolidated			The company
	2006	2005	2004	2006	2005	2004
	NIS in thousands (see note 1b)

(b) Acquisition of subsidiaries consolidated for the
first time:
Assets and liabilities of the subsidiaries at
date of acquisition:
Working capital (excluding cash and
cash equivalents)	466		(1,133)			(1,133)
Deferred taxes			(467)			(467)
Fixed assets - net	1,580		5,740			5,740
Goodwill	19,815
Liability for employee rights upon
retirement, net of amount funded			(1,452)			(1,452)
Minority rights in a recently consolidated
company			(608)			(608)

	21,861		2,080			2,080

Supplementary information on investing and
financing activities not involving cash flows:
Fixed assets provided to a subsidiary				1,079

Sale of investment, see note 14n		2,523

Conversion of debentures into shares	11,053	3,302		11,053	3,302

Dividend declared			10,000			10,000

The accompanying notes are an integral part of the financial statements.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES

The financial statements are drawn up in conformity with accounting principles generally accepted in Israel and in accordance with the Israeli Securities Regulations (Preparation of Annual Financial Statements), 1993.

The significant accounting policies, which, except for the changes in the accounting policy concerning the recognition and classification of financial instruments, revenue recognition, recognition and accounting treatment of goodwill and intangible assets originating from the acquisition of an investee company, and after taking into consideration, by way of retrospective application, the change in accounting policy concerning earning per share, resulting from the first-time application, in 2006, of new accounting standards of the Israel Accounting Standards Board (hereafter – the IASB), were applied on a consistent basis, as follows:

As to the adoption of International Financial Reporting Standards (IFRS), which is to be carried out in reporting periods commencing on January 1, 2008 and thereafter, see v. below.

a.	General:

1)	a)	Gadot Chemical Tankers and Terminals Limited (hereafter – the Company) is engaged, through its investee companies (hereafter – the Group), in two main segments of operations: importing and marketing of a wide variety of liquid chemicals, softening oils for the plastics industry, and other materials, and providing marine shipping of bulk chemicals. In addition to the aforementioned activities, the Company is also engaged in several other activities that do not individually amount to the definition of a business segment: storage and handling of chemicals, land transport services, logistics services for cargo arriving in ships and leasing out two real-estate assets.

Information by segments for the reported periods, pursuant to Accounting Standard Number 11 of the IASB, is provided in note 18.

b)	As from November 2003, the shares of the Company became publicly-traded on the Tel Aviv Stock Exchange, see also note 10.

2)	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

3)	Definitions

Investee company	-	A subsidiary, a proportionally consolidated company, or an associate company

Subsidiary	-	an investee company, over which the company exerts control, as reflected by its ability to direct the operations of the investee company, and the financial statements of which have been consolidated with the financial statements of the company, which is not a proportionately consolidated company. Control is deemed to exist when the percentage holding in the investee company exceeds 50%.

Proportionately
consolidated
Company	-	a jointly controlled investee company, none of the shareholders of which holds exclusive control, the financial statements of which are consolidated with those of the company by the proportionate consolidation method.

Associated company	-	a company over whose financial and operational policy the company exerts material influence, the investment in which is presented by the equity method. Material influence is deemed to exist when the percentage holding in said company is 20% or more.

The Group	-	the Company and its investee companies

Interested parties	-	as defined in the Israeli Securities Regulations (Preparation of Annual Financial Statements), 1993.

Goodwill	-	the difference between the cost of the investment in the investee company and the company's share in the fair value of the underlying assets, net of the fair value of its underlying liabilities, at date of acquisition, net of related taxes.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

b.	Financial statements presentation basis:

1)	The company draws up and presents its financial statements in Israeli currency (hereafter – shekels or NIS), in accordance with the provisions of Israel Accounting Standard No. 12 – “Discontinuance of Adjusting Financial Statements for Inflation” – of the IASB, which establishes principles for transition to nominal reporting, commencing January 1, 2004 (hereafter – the transition date). Accordingly, amounts that relate to non-monetary assets (including depreciation and amortization thereon), investments in investee companies (see also d. below), and equity items, which originate from the period that preceded the transition date, are based on the adjusted-for-inflation data (based on the CPI for December 2003), as previously reported. All the amounts originating from the period after the transition date are included in the financial statements at their nominal values.

The financial statements of group companies, whose financial statements are drawn up in foreign currency, are translated into shekels or are remeasured in shekels for the purpose of inclusion in these financial statements, as explained in d. below.

2)	The amounts of non-monetary assets do not necessarily represent realization value or current economic value, but only the reported amounts of such assets, as described in 1) above. In these financial statements, the term “cost” signifies cost in reported amounts.

3)	Condensed nominal-historical Israeli-currency data of the company, for tax purposes, are presented in note 21.

c.	Principles of consolidation:

1)	These financial statements are a consolidation of the financial statements of the Company and its consolidated companies; the list of companies included in the consolidation is presented in the appendix to the financial statements. As to a company consolidated for the first time, see note 2a1).

2)	In addition to the fully consolidated companies as above, the consolidated financial statements include companies under common control (joint ventures) that have been consolidated by the proportionate consolidation method, as prescribed by Opinion 57 of the Israeli Institute.

As to that data of such companies that were included in these consolidated financial statements – see note 2e.

3)	The cost of the assets and liabilities of consolidated subsidiaries and proportionately consolidated companies is based on the fair value attributed to them at the date of investment in those companies, taking into account the creation of deferred taxes, accordingly. The share of the minority interest in the subsidiaries is based on the net book asset value.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

4)	Goodwill is presented in the consolidated balance sheets under intangible assets, and represents the excess of the cost of acquisition of an investment in a subsidiary over the company’s share in the fair value of the subsidiary’s identifiable assets (including intangible assets), net of the fair value of its identifiable liabilities (net of related taxes), at the date of acquisition. In previous years, goodwill was amortized in equal annual installments over 10-20 years, commencing in the year of acquisition.

Pursuant to Standard No. 20 (As Amended) – “The Accounting Treatment of the Goodwill and Intangible Assets upon Acquisition of an Investee Company” of the IASB (hereafter – Standard 20 (As Amended)), which is applied by the company since January 1, 2006, amortization of goodwill was discontinued from the said date, See also j. below.

5)	Intercompany transactions and balances between the group’s consolidated companies have been eliminated. Profits not yet realized on transactions between the companies are eliminated as well.

d.	Translation of financial statements of investee companies drawn up in foreign currency:

As from January 1, 2004, the company applies the provisions of Israel Accounting Standard No. 13 of the IASB – “Effect of Changes in Foreign Currency Exchange Rates”(hereafter – Standard 13), which became effective on the date of the transition to nominal financial reporting (see b1) above). This standard replaces Clarifications 8 and 9 to Opinion 36 (hereafter – Opinion 36) of the Israeli Institute, which dealt with this issue until that date. Most of the provisions of Standard No. 13 correspond to the provisions, which were previously included in the abovementioned clarifications.

Pursuant to the aforementioned standard, the amounts (in terms of foreign currency) included in the financial statements of investee companies that are drawn up in foreign currency are dealt with, for the purpose of consolidation or inclusion, under the equity method, as follows:

1)	Investee companies operating independently

The operating results and cash flows of such companies are translated into Israeli currency at the exchange rates existing on the dates of the transactions (or at the average exchange rates for the period, where these approximate the actual exchange rates). Balance sheet items, including the balances of fair value adjustments made, and goodwill recognized, on the acquisition of these companies, are translated at the exchange rate at the end of the year.

Exchange differences arising from the translation of the net investment in the investee company are carried as a separate item within shareholders’ equity (“differences from translation of foreign currency financial statements of subsidiaries”). Upon disposal of the investment in the investee company, these exchange differences are carried to the income statement, as part of the gain or loss recognized on the disposal.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

Through December 31, 2003, as a result of adjusting the financial statements for the effects of inflation and in accordance with the clarifications to Opinion 36 of the Israeli Institute, the operating results and cash flows of such companies were translated into Israeli currency at the exchange rate at the end of the reported period. The implementation of Standard No. 13 in 2004 has no effect on the translation differences previously included pursuant to the aforesaid clarifications.

2)	Investee companies the activities of which are an integral part of the activities of the investor company

The amounts (in terms of foreign currency) included in the financial statements of such companies are remeasured in shekels. The remeasurement was effected by way of translation of the amounts into shekels, on the basis of historical exchange rates in relation to Israeli currency. Through December 31, 2003, the shekel amounts resulting from the aforesaid translation were then adjusted on the basis of the changes in the CPI by the same method used in the financial statements of the company (see also b1) above). Differences resulting from the above treatment are included in the statements of income under financial income or expenses, in “financial expenses, net”.

e.	Inventories, receipts, and payments in respect of uncompleted voyages:

1)	Inventories – mainly chemicals and other materials intended for sale, are valued at the lower of cost or market. Cost is determined based on the moving average basis..

As to the change in the accounting treatment that will take effect on January 1, 2007 following the application of Israel Accounting Standard No, 26 –“Inventory” of the IASB, see v. below.

2)	Receipts and payments in respect of uncompleted voyages – The Company presents in its financial statements the excess of receipts over payments in respect of uncompleted voyages at balance sheet dates under the account payable item, and the excess of payments over receipts in respect of such voyages on balance sheet dates are presented under account receivables. See also m2) below.

f.	Investments in associated companies:

1)	The investments in these companies are accounted for by the equity method (the “investment in an associate company” item in the consolidated financial statements).

2)	Profits not yet realized on transactions between associated companies and group companies are eliminated at the same rate as the group companies’ percentage holding in the associated companies.

3)	As to the accounting treatment in excess of cost, see c3) above.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

g.	Marketable securities and other investments:

These securities are stated at market value or – for participation certificates in mutual funds – at redemption value. The changes in value of the above securities are carried to the “financial expense, net” item. Debentures that the company intends to keep to maturity are presented at cost.

h.	Property, plant and, equipment:

1)	These assets are stated at cost. Fixed assets of subsidiaries, which existed at the time of the subsidiary’s acquisition by the company, are included at their fair value as of that date.

2)	Depreciation is computed by the straight-line method, on the basis of the estimated useful life of the assets.

Annual rates of depreciation are as follows:

%

Ships, see 3) below	7-9
Berthing, buildings, roads, and facilities	2-10
Storage tanks	3.33
Other equipment	10-15
Vehicles	15-20
Office furniture and equipment	6-33 (mainly-10)

Leasehold improvements are amortized by the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

3)	Ships are depreciated over their estimated economic lives. For the purpose of computing the depreciation, an estimation of the salvage value was deducted from the depreciable base of the ships.

4)	Vehicles leased by the companies under capital leases are presented as the companies’ assets and are recorded, at the inception of the lease, at the lower of the asset’s fair value or the present value of the minimum lease payments (not including the financial component).

As to the change in the accounting treatment of property, plant and equipment, commencing January 1, 2007, resulting from the application of Israel Accounting Standard No. 27 of the IASB, “Property, Plant and Equipment” – see v. below.

As to the change in the accounting treatment of investment property, commencing January 1, 2007, resulting from the application of Israel Accounting Standard No. 16 of the IASB, “Investment Property” – see v. Below.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

i.	Intangible assets and deferred expenses:

1)	Goodwill and non-competition – see c4 above.

Commencing January 1, 2006, the group applies Israel Accounting Standard No. 20 (As Amended). According to this standard, intangible assets identified upon acquisition of a subsidiary (hereafter – intangible assets), which have definite useful lives, are amortized over their economic lives.

Goodwill is no longer depreciated. Instead, these assets are subject to an impairment test performed once a year, or more frequently, in the presence of events or circumstances indicating a possible impairment in the value of such assets.

The amounts of amortization in respect of goodwill included under general and administrative expenses in the year ended December 31, 2005 and 2004 are NIS 5,590,000. and NIS 5,217,000, respectively.

2)	Deferred expenses

Expenses in respect of the issuance of debentures convertible into shares are amortized over the period of the debenture proportionally to the balance of outstanding debentures. The said amortization of expenses, is performed using the effective interest method.

As to the change in presentation and amortization of these expenses as from January 1, 2006, see o3) below.

j.	Impairment of assets

The company assesses – at each balance sheet date – whether any events have occurred or changes in circumstances have taken place, which might indicate that there has been an impairment of one or more of the above assets. When such indicators of impairment are present, the company is required to evaluate whether the carrying value of the asset in the company’s accounts can be recovered from the cash flows anticipated from that asset, and, if necessary, to record an impairment provision up to the amount needed to adjust the carrying amount to the recoverable amount.

The recoverable value of an asset is determined according to the higher of the net selling price of the asset or its value in use to the company. The value in use is determined according to the present value of anticipated cash flows from the continued use of the asset, including those expected at the time of its future retirement and disposal.

When it is not possible to assess whether an impairment provision is required for a particular asset on its own, the need for such a provision is assessed in relation to the recoverable value of the cash-generating unit to which that asset belongs. A cash-generating unit includes goodwill allocated to that unit, and any impairment loss relating to that unit is initially allocated to the goodwill and then to the other assets.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

Pursuant to an amendment to Accounting Standard No. 20 (As Amended) that was adupted in January 1, 2006, goodwill and certain intangible assets have to be tested for impairment at least once a year.

k.	Debentures convertible into shares and the related discount

Pursuant to the transitional provisions of Israel Accounting Standard No. 22 – “financial Instruments: Disclosure and Presentation” of the IASB (hereafter – Standard 22), the following changes have been included in the financial statements as from January 1, 2006:

The liability component and the equity component imputed in the convertible debentures have been recognized separately in the balance sheet. The fair value of the liability component was determined based on the customary interest rate applicable to debentures with similar features that do not include a conversion option. The remaining balance of the proceeds is attributed to the conversion option incorporated in the debentures, and presented under shareholders’ equity. Transaction costs are proportionately allocated to the components of the debentures. The portion of the discount attributed to the liability component is deducted from the liability and taken into account in computing the effective interest rate, and the portion of transaction costs attributed to the equity component is deducted from shareholders’ equity.

Debentures convertible into shares of the company, that are presented as of December 31, 2005 among long-term liabilities, in the total amount of NIS 27,512,000, have been bifurcated and presented according to the nature of their financial instruments components; the value of the liability component, amounting to NIS 26,562,000, which was determined as the present value of the remaining cash flows as of January 1,2006, based on the prevailing market interest rate on the date of their issuance, has been classified and presented among liabilities, in accordance with the redemption dates specified in the terms of the debentures, while the balance of NIS 950,000 – representing the value of the conversion option – was carried to shareholders’ equity.

As to the change in the accounting treatment of transaction costs in respect of issuance of the debentures, see o. below.

The accounting treatment applied in 2005 in connection with the classification of debentures convertible into shares was as follows:

The debentures, which at December 31, 2005 were expected to be converted, were stated at the said date in accordance with their “liability value” (representing the amount of the liability in respect of the debentures at that date, net of discount, pursuant to their issue terms) and presented among long-term liabilities.

l.	Deferred taxes:

1)	Commencing January 1, 2005, the Company applies the IASB’s Accounting Standard No. 19 – “Taxes on Income” that prescribes the accounting treatment (recognition criteria, measurement, presentation and disclosure) required for the presentation and disclosure of taxes on income.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

For the most part, the provisions of this standard are the same as the accounting principles that the company applied prior to implementing the new standard.

2)	In accordance with the standard and with prior years’ policy, the company recognizes deferred taxes in respect of temporary differences between the amounts of assets and liabilities as reported in the financial statements and those taken into account for tax purposes; the standard requires that full recognition be given to deferred taxes in respect of all taxable temporary differences, except for the temporary difference resulting from the initial recognition of goodwill and the temporary difference resulting from the initial recognition of an asset or a liability that has no effect on the profit or loss, whether for accounting or tax purposes, at that time (unless the temporary difference results from the initial recognition of a business combination).

Deferred tax assets are recognized for all temporary differences that are tax deductible, up to the amount of the differences that are expected to be utilized in the future, against taxable income.

As to the factors in respect of which deferred taxes have been included – see note 11b.

3)	Deferred tax balances are computed at the tax rates expected to be in effect at the time the deferred tax asset is utilized or the deferred tax liability is settled, based on the tax rates and the tax laws enacted, or substantively enacted, by the balance sheet date.

4)	The current taxes, as well as the changes in the deferred tax balances are included in the tax expenses or income in the reporting period, except for taxes derived from the initial recognition of business combinations.

5)	Taxes that would apply in the event of disposal of investments in subsidiaries have not been taken into account in computing the deferred taxes, as it is the company’s policy to hold these investments, not to realize them.

6)	The group may incur an additional tax liability in the event of an intercompany dividend distribution. No account was taken of the additional tax relating to the distribution of profits of consolidated subsidiaries, since it is the company’s policy not to cause distribution of dividends by consolidated subsidiaries that would involve an additional tax liability to the group in the foreseeable future.

m.	Revenue recognition:

Commencing January 1, 2006, the group applies Israel Accounting Standard No. 25 of the IASB –“Revenue”, which prescribes recognition, measurement, presentation and disclosure criteria for revenues originating from the sale of goods purchased or manufactured by the group, the provision of services, as well as revenues deriving from the use of the group’s assets by others (interest income, royalties or dividends).

Revenue is measured, as detailed below, at the fair value of the consideration received or the consideration that the group is entitled to receive, taking into account trade discounts and/or bulk discounts granted by the entity.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

1)	Sale of goods

Revenue from sale of goods is recognized when all the following conditions have been satisfied: (a) the significant risks and rewards of ownership of the goods have been transferred to the buyer; (b) group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold; (c) the amount of revenue can be measured reliably; (d) it is probable that the economic benefits associated with the transaction will flow to the group; and (e) the costs incurred or to be incurred in respect of the transaction can be measured reliably.

2)	Revenue from the provision of marine transport services

Through December 31, 2005, the group recognized revenues arising from the provision of marine transport services based on voyages that were completed within the reported year. Advances and expenses on the account of uncompleted voyages at the end of each reporting year are deferred until voyages arrive at their destination. As from January 1, 2006, as a result of the application of Standard 25, these revenues are recognized proportionally over the period of the marine transport services. Accordingly, the group recognizes, at January 1, 2006, the accumulated effect resulting from the first time application of the standard in the amount of approximately NIS 1.8 million (after the relevant tax effect), that arises from the recognition of revenues from voyages that had not been completed through the end of 2005. As to voyages uncompleted in which a loss is expected, a full provision is made in the amount of the expected loss.

3)	Revenue from the provision of services

Revenue from the provision of services is recognized by reference to the stage of completion of the transaction at the balance sheet date, subject to the satisfaction of conditions (c) through (e) above, and only when the stage of completion of the transaction at the balance sheet date can be measured reliably.

The revenues from provision of storage services are carried proportionally over the period of storage.

The revenues from provision of land transport services are included upon the completion of transport.

4)	Revenues from commission

Revenues from chemical brokerage commissions are recognized when the right to receive them is created.

5)	Revenues from management fees

Such revenues are carried proportionally over the reported period. As to management fee agreements, see note 9a6).

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

n.	Concentration of credit risks – allowance for doubtful accounts

The group sells to a large number of customers in Israel and overseas. Accordingly, the group’s trade balances do not represent a substantial concentration of credit risks at December 31, 2006.

The allowance is determined specifically for debts doubtful of collection.

o.	Financial instruments

Commencing January 1, 2006, the group applies Israel Accounting Standard No. 22 of the IASB –“Financial Instruments: Disclosure and Presentation” (hereafter – Standard 22), which prescribes the rules for the presentation of financial instruments and the proper disclosure required thereof, as follows:

1)	Offset of financial instruments – Financial assets and financial liabilities are presented on the balance sheet at their net amount, only when the company has a legally enforceable right to effect such set off, and subject to the existence of an intent to settle the asset and the liability on a net basis, or to realize the asset and settle the liability simultaneously.

2)	As to the accounting treatment of debentures convertible into shares, see k. above.

3)	The balance of deferred issuance costs, which at December 31, 2005 amounted to NIS 1,682,000, has been reclassified and presented as a deduction from the amount of the liabilities to which such expenses relate. As from January 1, 2006, issuance costs relating to the liability component are amortized using the interest method. Through December 31, 2005, deferred issuance costs were included under other assets and amortized according to the straight-line method. The change in the amortization method of deferred issuance costs, as above, and the separation of the equity component from the amount of the convertible debentures have no material effect on the results of operation in the reported years.

p.	Cash equivalents

The group considers all highly liquid investments, which include short-term bank deposits (up to 3 months from date of deposit) that are not restricted as to withdrawal or use, to be cash equivalents.

q.	Share-based payment

Commencing January 1, 2006, the group applies Israel Accounting Standard No. 24 of the IASB, “Share-Based Payment” (hereafter – Standard 24), which prescribes the recognition and measurement principles, as well as the disclosure requirements, relating to share-based payment transactions.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

Stemming from the fact that the group has made no equity grants subsequent to March 15, 2005 or changed existing grants as of that date, the measurement rules of the standard do not apply to grants made by the Company in the past and its application has no effect on the comparison figures in these financial statements.

r.	Dividend declared subsequent to balance sheet date

Liabilities relating to dividends declared subsequent to balance sheet date are included in the accounts for the period in which the declaration was made. The amount declared is appropriated, however, from retained earnings, and reported as a separate item in the statement of changes in shareholders’ equity.

s.	Net income per share

Commencing January 1, 2006, the company applies the provisions of Israel Accounting Standard No. 21 of the IASB, “Earnings per Share”. The computation of basic net income per share is generally based on earnings available for distribution to holders of ordinary shares, divided by the weighted average number of ordinary shares outstanding during the period.

In computing diluted net income per share, the weighted average number of shares to be issued, assuming that all dilutive potential shares are converted into shares, is to be added to the average number of ordinary shares used in the computation of the basic income (loss) per share. Potential shares are taken into account, as above, only when their effect is dilutive (reducing net income or increasing loss per share from continuing activities).

Comparative net income (loss) per share included in these financial statements reflects a retrospective application of the new standard’s computation directives.

As to data used to determine the said income per share – see note 15.

t.	Linkage basis

Balances the linkage arrangements in respect of which stipulate linkage to the last index published prior to date of payment are stated on basis of the last index published prior to balance sheet date (the index for November).

u.	Derivative financial instruments

Gains and losses on derivates that are not hedging existing assets or liabilities or firm commitments are recognized as current income.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

v.	Reclassifications

Certain comparative figures have been reclassified to conform to the current year presentation.

w.	Recently issued accounting pronouncements

1)	Israel Accounting Standard No. 29 – “Adoption of International Reporting Financial Standards (IFRS)"

In July 2006, the Israel Accounting Standards Board issued Israel Accounting Standard No. 29 – “Adoption of International Reporting Financial Standards (IFRS)”(hereafter – Standard 29). Standard 29 stipulates that companies, which are subject to the Securities Law, 1968 and are required to report pursuant to regulations issued thereunder, shall draw up their financial statements under International Financial Reporting Standards (IFRS) with effect from reporting periods commencing on January 1, 2008 (i.e.. commencing the financial statements for the first quarter of 2008). Pursuant to the provisions of Standard 29, such companies and other companies may elect early adoption of the Standard, and prepare their financial statements under IFRS, commencing with the financial statements that are published subsequent to July 31, 2006.

The standard prescribes that companies, which currently do not draw up their financial statements under IFRS, and are required or elect, as stated above, to prepare their financial statements for the first time under IFRS, shall apply the provisions specified in International Financial Reporting Standard No. 1 (“IFRS 1”) –“First-Time Adoption of International Financial Reporting Standards” in making the transition. IFRS 1, which deals with first-time transition to reporting under IFRS, provides that, in the first annual financial statements that are drawn up under IFRS (including the interim financial statements for that year), all the latest IFRS standards in effect at the end of the reporting year in which the company reports under IFRS for the first time, shall be applied retrospectively (with the exception of certain exemptions and prohibitions, as referred to below). IFRS 1 specifies two groups of exceptions to the principle of retrospective application: (1) exemptions from mandatory retrospective application with regard to certain topics, while providing the option to utilize all or part of those exemptions, and (2) prohibitions concerning mandatory retrospective application with regard to defined topics.

Pursuant to the provisions of IFRS 1, the first financial statements drawn up under IFRS shall include at least one year’s comparative data. Accordingly, a company that draws up its financial statements under IFRS for the first time for periods commencing after January 1, 2008, and elects to present comparative data for one year only, shall be required, pursuant to IFRS 1, to prepare an opening balance sheet as of January 1, 2007, which shall be drawn up under IFRS. In preparing this opening balance sheet, all the latest IFRS standards, as referred to above, with regard to recognition, non-recognition, classification and measurement of all the company’s assets, liabilities and shareholders’ equity items, shall be applied. IFRS 1 also establishes certain disclosure requirements that apply to the annual financial statements that are drawn up for the first time under IFRS. Pursuant to these disclosure requirements, companies applying IFRS for the first time are required to explain what effect the transition from the previous generally accepted accounting principles to IFRS has had on the reported financial position, operating results and cash flows. Also, companies are required to include notes providing reconciliations of the data reported under the previous accounting principles, to the data reported under IFRS, in respect of their shareholders’ equity and statements of income (loss) as of certain dates and for certain prior periods.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

In addition, Standard 29 requires companies, which draw up their financial statements under IFRS for the first time for periods commencing after January 1, 2008, to disclose, in a note to their financial statements for 2007, the balance sheet data as of December 31, 2007 and income statement data for the year ended December 31, 2007, as they would appear after applying IFRS recognition, measurement and presentation rules.

IFRS differ from general accounting principles accepted in Israel and, accordingly, financial statements drawn up under IFRS might reflect a financial position, operating results and cash flows that are significantly different from those presented in these financial statements. Application of IFRS requires a proper arrangement from the company, including making certain decisions relating to the manner of determining assets and liabilities at the transition date and with regard to setting an accounting policy for various topics. The company is currently assessing the implications of the transition to reporting under IFRS, including the date for first-time adoption of IFRS by the company. At this stage, the company is unable to estimate the effect that the adoption of IFRS will have on its financial statements.

2)	Israel Accounting Standard No. 26 – “Inventory”

In August 2006, the IASB issued Israel Accounting Standard No. 26 –“Inventory”, which is based on International Accounting Standard No. 2. This standard prescribes the accounting treatment of inventory and provides guidelines for determining the cost of inventory and its subsequent recognition as an expense, including recognition and treatment of any write-down to net realizable value.

The standard specifies the costs that are to be taken into account in determining the cost of inventory and the costs that may not be included in the cost of inventory, and requires that fixed production overheads be allocated based on the normal capacity of the production facilities.

In determining the cost of inventory, the standard requires specific identification of the cost of certain items that are not ordinarily interchangeable and of goods and services that have been produced and segregated for specific projects. In other instances, the standard prescribes the exclusive use of the “first-in, first-out” (FIFO) method or the “weighted average” method.

The standard also stipulates that the financing element in purchases of inventory on credit must be accounted for separately, whenever the actual arrangement includes a financing element. For instance, the difference between the purchase price on normal credit terms and the actual amount paid is to be recognized as interest expense over the financing period.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

This standard shall be applicable to financial statements for periods commencing on or after January 1, 2007. The standard is to be applied retrospectively, unless it is impracticable to determine the specific effects in a given period.

The group is currently examining the effect of application of the standard. The group does not expect the application of the standard to have a material effect on its financial position and operating results.

3)	Israel Accounting Standard No. 27 – “Property, Plant and Equipment”

In September 2006, the IASB issued Israel Accounting Standard No. 27 – “Property, Plant and Equipment”, which is based on International Accounting Standard No. 16. This standard prescribes the accounting treatment for property, plant and equipment. The standard stipulates provisions for the recognition of an item of property, plant and equipment as an asset, the initial measurement of its cost, the measurement subsequent to initial recognition, as well as provisions regarding depreciation and derecognition of an item of property, plant and equipment.

According to the standard, an item of property, plant and equipment that qualifies for recognition as an asset is to be measured at cost upon its initial recognition. The standard determines that the cost of an item of property, plant and equipment includes its purchase price (including import duties and non-refundable purchase taxes, after deducting trade discounts and rebates), costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management, as well as the initial estimate of the present value of the costs of dismantling and removing the item and restoring the site on which it is located (if the entity is obligated to do so). According to the standard, the cost of an item of property, plant and equipment is the cash price equivalent at the recognition date. Accordingly, if payment is deferred beyond normal credit terms, the difference between the cash price equivalent and the total payment is recognized as interest over the period of credit.

Subsequent to the date of initial recognition, the standard allows for a choice between the cost method and the revaluation method as an accounting policy, which must be applied to all the items within a given class of property, plant and equipment. Under the cost method, an item of property, plant and equipment shall be carried at its cost, less any accumulated depreciation and any accumulated impairment losses. Under the revaluation method, an item of property, plant and equipment whose fair value can be measured reliably shall be carried at a revalued amount, being its fair value at the date of the revaluation less any subsequent accumulated depreciation and subsequent accumulated impairment losses.

An increase in the carrying amount of an item of property, plant and equipment, resulting from a revaluation, is to be credited directly to equity under the heading of “Revaluation surplus”. However, such increase shall be recognized in profit or loss to the extent that it reverses a revaluation decrease of the same asset previously recognized in profit or loss.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

On the other hand, a decrease in the carrying amount of an item of property, plant and equipment, resulting from a revaluation, is to be recognized in profit or loss. However, the decrease shall be debited directly to equity under the heading of “Revaluation surplus”, to the extent of any credit balance existing in the revaluation surplus in respect of that asset.

The standard discusses the definition of a depreciable amount of an item of property, plant and equipment, its residual value and the period and method of depreciation. The standard stipulates that, for the purpose of depreciating property, plant and equipment, the amount initially recognized in respect of an item of property, plant and equipment should be allocated to its significant parts, and each such part should be depreciated separately. Nevertheless, different parts of an item of property, plant and equipment, with the same useful life and depreciation method, may be grouped for the purpose of depreciation. According to the provisions of the standard, the residual value, the useful life and the depreciation method of an asset should be reviewed at least at each fiscal year-end; if there has been a change in the expected pattern of consumption of the future economic benefits embodied in the asset, the depreciation method shall be changed to reflect the changed pattern. Such a change shall be accounted for as a change in an accounting estimate.

The standard is to be applied to financial statements for periods commencing on or after January 1, 2007, by way of retrospective application, with two exceptions. First, for a company that, upon the adoption of the standard, chooses the revaluation method as its accounting policy, the difference between the revalued amount of the asset and its carrying amount as of January 1, 2007 shall represent the revaluation surplus as of the said date. Second, if the initial cost of the asset does not include any removal and disposal costs, specific transitional provisions stipulated in the standard should be applied.

The group is currently examining the effect of the application of the standard on the financial statements.

4)	Israel Accounting Standard No. 16 – “Investment Property”

In February 2007, the IASB issued Israel Accounting Standard No. 16 – “Investment Property”, which is based on International Accounting Standard No. 40. This standard prescribes the accounting treatment applicable to investment property. The standard sets provisions for the recognition, measurement and disclosure required for investment property in the financial statements.

According to the standard, investment property is property held to earn rentals or for capital appreciation or both, rather than for: (a) use in the production or supply of goods or services or for administrative purposes; or (b) sale in the ordinary course of business.

The standard stipulates that investment property, which qualifies as an asset, is to be measured at cost upon its initial recognition. According to the standard, the cost of an investment property comprises its purchase price and other directly attributable expenditures (such as fees for legal services, transfer taxes and other transaction costs).

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

Subsequent to the date of initial recognition, the standard allows a choice between the cost model and the fair value model as an accounting policy, which must be applied to all investment property items of the entity. According to the standard, transition from one model to the other is only allowed if such transition results in a more appropriate presentation in the financial statements. The standard states that this is not highly likely to be the case when transition is from the fair value model to the cost model.

The standard includes extensive disclosure requirements, including, inter alia, disclosure as to the fair value of the investment property, if the company has opted for the cost model.

This standard shall be applicable to financial statements for periods commencing on January 1, 2007 or thereafter. Election of the fair value model would require the adjustment of the opening balance of retained earnings for the period in which the standard is first adopted.

In the opinion of the group, the application of the standard is not expected to have a material effect on the financial statements in the coming periods.

5)	Israeli Accounting Standard No. 23 – “Accounting Treatment Applied to Transactions between an Entity and its Controlling Shareholder”.

In December 2006, the IASB issued Accounting Standard No. 23 – “Accounting Treatment Applied to Transactions between an Entity and its Controlling Shareholder”.

The standard, which does not obligate entities that are not subject to the Securities Law, 1968, provides that assets and liabilities, in respect of which a transaction was carried out between an entity and its controlling shareholder, shall be measured at the date of transaction at their fair value, and the difference between fair value and the consideration set in the transaction shall be carried to shareholders’ equity. Those provisions replace the requirements of the Securities Regulations (Presentation of Transactions between an Entity and its Controlling Shareholder in Financial Statements), 1996, whereunder, assets transferred as above would be measured at their carrying amount in the transferor’s accounts, while the difference between this value and the consideration set in those transactions is carried to shareholders’ equity.

Under the provisions of the standard, in case the difference between fair value and the consideration arises from a benefit granted by the controlling shareholder to the entity controlled thereby, the said difference shall be credited to capital surplus within the entity’s shareholders’ equity; while in case the said difference arises from a benefit granted by the entity to its controlling shareholder, such difference shall be carried to the entity’s retained earnings.

In addition, the difference between the fair value of the asset and its carrying amount in the transferor’s accounts shall be recognized as a gain or loss in the transferor’s accounts.

Under the standard, differences as above, arising in the financial statements of an entity as a result of a transaction with its controlling shareholder, and carried to retained earnings or capital surplus, shall constitute, from the controlling shareholder’s point of view , an owners’ withdrawal or an owners’ investment, respectively, and shall be presented accordingly in the financial statements of the controlling shareholder.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 1	–	SIGNIFICANT ACCOUNTING POLICIES (continued):

The standard includes specific provisions pertaining to assets transfers, assuming liabilities, indemnification and waiver and the grant or receipt of loans. The standard also sets a hierarchy for the measurement of fair value and includes disclosure requirements as to the nature and scope of transactions between an entity and its controlling shareholder, occurring during the reported period, as well as to the effect of these transactions on the entity’s income or loss for the reported period and its financial position.

The standard shall apply to all transactions taking place between an entity and its controlling shareholder, except for a business combination under common control that would be carried out subsequent to January 1, 2007. In addition, the standard would apply to a loan granted to a controlling shareholder or received therefrom, prior to the abovementioned effective date of the standard; the standard would apply to such a loan commencing the standard’s effective date.

In the opinion of the group, the application of the standard is not expected to have a material effect on the financial statements in the coming periods.

NOTE 2	–	INVESTMENT IN INVESTEE COMPANIES:

a.	Changes during the year:

1)	A company consolidated for the first time

On November 21, 2006, the Company entered an agreement for the purchase of 100% of the shares of Bax Chemicals (hereafter – Bax), a company incorporated in the Netherlands. The acquisition was carried out through a Dutch sub-subsidiary of the Company. Bax is a supplier of chemical raw materials focusing on the European market. The products marketed by Bax are also distributed by the group. The consideration in this transaction comprises two elements: (a) an immediate payment of €5.65 million (approximately NIS 31.4 million) that will be paid upon signing the share acquisition contract, (b) an amount of up to €500,000 (approximately NIS 2.8 million) that may be added on top the said consideration, contingent on the achievement of profit targets by Bax during the first two years after the acquisition. In addition, it was agreed that the owner and current CEO of Bax will remain in his position in the first two years after the acquisition.

The consideration in this transaction was computed based on a shareholders’ equity in the amount of €2,483,000 (approximately NIS 13.8 million). The excess of cost in the amount of NIS 19.8 million generated in the acquisition was allocated to goodwill. The goodwill is not amortized but rather will be reviewed for impairment on a yearly basis (see also note 1j above).

In the financial statements as of December 31, 2006, the balance sheets of Bax were consolidated for the first time. For practical reasons, the statement of income (loss) for 2006 includes the results of Bax from the date of acquisition through December 31, 2006 – a loss of NIS 156,000 – that is presented under “Company’s share in profit of investee companies”.

	2006	2005
	NIS in millions

Revenue	616	426

Net income	5	3

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2	–	INVESTMENT IN INVESTEE COMPANIES: (continued):

2)	Acquisition of operations

On October 4, 2006, the sub-subsidiary, Gadot Laboratory Supplies Ltd (hereafter – Gadot Laboratories), entered an agreement to purchase the operations, fixed assets, and inventories of Finkelman Ltd., a supplier of laboratory products, in consideration of NIS 7 million. The consideration was attributed as follows: fixed assets and inventories – NIS 2 million, non-competition – NIS 0.5 million, and the remaining amount attributed to goodwill. Goodwill is not amortized, but will be tested for impairment on a yearly basis (see note 1j above). Under the agreement, it was agreed that Mr. Tzvi Finkelstein, the former full and only owner of Finkelstein Ltd will be employed for additional 3 years. This agreement became effective on November 22, 2006.

b.	Composed and presented as follows:

	Consolidated		The company
	December 31		December 31
	2006	2005	2006	2005
	NIS in thousands

Investee companies:
Cost		1	68,004	68,004
Share in profits (net of losses)
and surpluses that were
accumulated since acquisition -
net		2,383	97,620	82,014
Differences from the adjustment
of foreign currency financial
Statements of investee
Companies		116	(2,355)	1,499

		2,500	163,269	151,517
Long-term loans(1)			4,639	4,541

	-,-	2,500	167,908	156,058

Investments are presented in balance
sheets as follows:
Among investments		2,500	169,896	158,261
Among long-term liabilities			(1,988)	(2,203)

	-,-	2,500	167,908	156,058

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2	–	INVESTMENT IN INVESTEE COMPANIES: (continued):

(1)	In terms of foreign currency, linkage terms, and interest rates long-term loan amounts can be classified as follows:

	Weighted interest rates at December 31, 2006	December 31
		2006	2005
	%	NIS in thousands

In the Company:
Long-term loan in Euros	Libor + 2.5%	3,039	2,941
In NIS, unlinked	Prime + 0.25%	1,600	1,600

		4,639	4,541

The repayment date of the loans has not yet been determine.

c.	The changes in investments in 2006 are as follows:

	Consolidated	The Company
	NIS in thousands

Balance at the beginning of year	2,500	156,058
Changes during the year:
Share in profit - net		44,606
Dividend from investee companies	(2,445)	(29,000)
Differences from the translation of
foreign currency financial statements of
investee companies	(55)	(3,854)
Exchange differences in respect of long-term
loans provided		98

Balance at the end of year	-,-	167,908

d.	The original amount of goodwill is included in the cost of investment (see also note 1j above) is NIS 32,674,000 and its amortized balance at December 31, 2006 amounts to NIS 11,403,000.

e.	Proportionately consolidated companies:

1)	Tanco International (97) Ltd (hereafter – Tanco).

The Company is proportionately consolidated (see also f (3)(b) below). Tanco has no material impact on the balance sheet data and results of the Company.

2)	Conmart (Ship Agents) Ltd (hereafter – Conmart)

A 50% propprtionately consolidated company (see also f(3)(d) below). Conmart has no material impact on the Company’s balance sheet data.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2	–	INVESTMENT IN INVESTEE COMPANIES: (continued):

f.	Supplementary information on investee companies:

1)	Chemical marketing and sales sector:

a)	Gadot Chemical Terminals (1985) Ltd (hereafter – Terminals)

1)	Terminals is engaged in importing and marketing of a wide variety of liquid chemicals, softening oils for the plastics industry, and other materials.

The shares of Terminals are pledged to a certain bank to secure loans that were provided to the Company. In addition, the Company committed to the bank to maintain certain financial ratios in Terminals including to a minimum level of shareholders equity as well as to comply with a policy for dividend distribution from Terminals to the Company, see also note 13d.

2)	Information regarding partnerships held by Terminals:

a)	Gadot Storage and Handling Limited Partnership (hereafter – the Limited Partnership)

The limited partnership is engaged in providing chemical storage and handling services. The limited partnership holds a monopoly in the field of providing storage and handling services for bulk liquid chemicals transported in bulk, and it is therefore subject to the Prices of Goods and Services Control System, 1996.

b)	Chemipharm Limited Partnership (hereafter – Chemipharm)

In January 2002, Terminals signed an agreement for the establishment of a limited partnership with Chemipharm Ltd. (hereafter – the Partner) for a period of 10 years. Chemipharm is engaged in operation of agencies in chemicals market. Under the agreement, the company is entitled to acquire the partner’s share on several future dates.

In October 2005, Terminals exercised its right and purchased the share of the partner for an amount of NIS 558,000 that is presented under “other assets” (see note 1i).

b)	GCT HOLDING B.V. (hereafter – GCTH) and its subsidiaries

GCTH is engaged, through a wholly owned Greek company Chyma Bulk Chemicals and Shipping S.A. (hereafter – Chyma) in the trade, marketing, storage, and transport of various chemicals and fluids in Greece, mainly in bulk.

On July 26, 2006, a fire broke out in the chemical terminal of Chyma. The fire was extinguished without injuries, but most storage tanks and auxiliary systems were damaged and became unusable. The terminal was insured. In the wake of the fire, the operation licenses were taken from the subsidiary until the terminal is refurbished and cleaned. In the period since the fire, Chyma continues to supply its Greek customers with chemicals, but not through the aforementioned terminal.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2	–	INVESTMENT IN INVESTEE COMPANIES: (continued):

Chyma filed a claim with the insurance company regarding the damages incurred to it. The insurance company approved Chyma a total indemnification in respect of fire damages of approximately €5,750,000 (approximately NIS 32 million). Of the amount approved by the insurance company, an advance payment of €1 million (approximately NIS 5.6 million) was provided on November 20, 2006. The payment of the remaining amount was delayed following an injunction issued following an action by other Greek insurance companies which pursued subrogation claims on behalf of some of Chyma’s customers which stored inventories in the facilities that were damaged. On February 2, 2007, in a court hearing it was held that the Company will receive €3.4 million (approximately NIS 19 million) of the amount approved by the insurance company. The remaining amount of approximately €2.3 million (approximately NIS 13 million) will be delayed until further hearings on the matter. In respect of these subrogation claims, Chyma has recorded a provision of approximately €1 million (approximately NIS 5.6 million) in its accounts based on an opinion it received from a legal adviser.

The financial statements for 2006 include a capital gain of NIS 8.6 million in respect of the aforementioned incident as follows:

NIS in millions

Approved compensation from the insurance company	32
Provisions and expenses in respect of the fire:
In respect of inventory impairment and damaged
fixed assets	8.9
In respect of direct costs including the clean-up
of the terminal, claims, and fines	8.9
In respect of subrogation claims on behalf of Chyma
customers that stored inventories in the damaged
facilities, see above	5.6

23.4

Capital gain	8.6

c)	Gadot A.S.M. Ltd. (hereafter – A.S.M.)

A.S.M. is engaged in the import and distribution of acid oils and edible oils, and/or other edible products for human and animal consumption.

d)	Gadot Lab Supplies Ltd. (hereafter – Gadot Laboratories)

Gadot Laboratories is engaged in the supply of laboratory products. As to the acquisition of another operation, see note 2a(2) above.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2	–	INVESTMENT IN INVESTEE COMPANIES: (continued):

e)	Chemichlor (2005) Chemical Marketing Ltd. (hereafter – Chemichlor)

On March 20, 2005, the company, together with a third party, established Chemichlor (75% and 25% of Chemichlor’s share capital, respectively). Chemichlor acquired the operations, assets and goodwill of Chemichlor Chemical Marketing Ltd., which engages in the distribution and transportation of inorganic chemicals, for a consideration of NIS 20 million to be paid by the company as a shareholders’ loan, linked to the CPI and bearing 3% interest.

The amount of acquisition was allocated as follows: NIS 3 million for non-competition, which is amortized over a 4 years period; NIS 5 million for fixed assets and the remaining amount was allocated to goodwill, which is not amortized but rather tested for impairment on a yearly basis (see also note 1j).

On August 21, 2005, the Anti-Trust Commissioner gave his consent to the approval of the transaction, subject to understandings reached and conditions agreed to between the Commissioner and the Company.

Chemichlor commenced its operation on October 1, 2005.

f)	Chemship and its subsidiaries (hereafter – a Dutch sub-subsidiary)

This sub-subsidiary is engaged – through Bax, a fully owned Dutch company (see a. above) and GCT Netherlands (hereafter – GCTN) – in trading, marketing, storage, and transport of chemicals, mainly in Europe. As to the purchase of the shares of BAX during the year – see 2a(1) above.

2)	Sea transport segment:

a)	Gadot Yam Chemical Shipping Ltd (hereafter – Gadot Yam)

Gadot Yam, together with the subsidiary Eurochem Maritime (hereafter – Eurochem) comprise the marine transport division of the group and is engaged in the transporting liquid chemicals and oils aboard ships.

On May 23, 2005, the Company entered an initial memorandum of understanding with a foreign corporation (hereafter – the Partner) for commercial cooperation in the marine transportation of chemicals (hereafter – the Joint Venture).

Under the memorandum of understanding, the parties will set up a joint venture in equal shares for the commercial management of tankers for the bulk transportation of liquid chemicals. The aim of the joint ventures is to increase the existing operations and reduce operating costs.

The joint venture will be managed through a Dutch limited partnership and will operate over a period of five years with an option to extend this term by two more years.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2	–	INVESTMENT IN INVESTEE COMPANIES: (continued):

In the memorandum of understanding it was determined that the Company will lease its intangible assets to Eurochem (including customers and transport agreements but excluding ship charter agreements) for a share in the profits of the joint venture. In conjunction, the partner will provide the joint venture with ships for reduced charter fees. In addition, Gadot Yam will charter its ships (in ownership and charter) to the joint venture.

The memorandum of understanding governs the terms and conditions of the joint venture and, inter alia, the way to lease the Company’s transport contracts and customer to the joint venture, the way both parties will charter ships to the joint venture, the operations and management of the joint venture, credit lines, means of financing and the mechanism to terminate the joint venture.

Following to signing the memorandum of understanding in August 2005 the joint venture commences operations in October 2005.

b)	Eurochem Italy (hereafter – the Associated Company)

The associated company is 50% owned by Gadot Yam and is engaged in operations of a ship it owns.

The investment in this company was included in the financial statements using the equity method.

In the second quarter of 2005, the associated company sold the ship it owned in consideration of approximately $27 million.

In 2006, the associated company converted loans of $548,000 into a dividend. This amount fully reduced the equity value of the investment in the financial statements. As of the date of approval of these financial statements Eurochem is not active. The Company is acting to discontinue the operations of the associated company.

3)	Others segment:

a)	Shelach Chemical Haulage Service Ltd (hereafter – Shelach)

Shelach is a company engaged in the provision of road transport services of chemicals.

During the course of the fourth quarter of 2005, the Company exercised an option that was previously provided to it and purchased additional 23% of the holdings of Shelach in consideration of NIS 1,627,000. The excess of cost in respect of the acquisition was attributed to property, plant, and equipment. Following this acquisition, the Company currently fully owns Shelach.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2	–	INVESTMENT IN INVESTEE COMPANIES: (continued):

b)	Tanco International (97) Ltd. (hereafter – Tanco)

Tanco is engaged in the conveyance of chemicals using isotanks and in leasing of isotanks. Tanco is 50%-owned by Terminals. The investment in this company is included in the consolidated financial statements by the proportionate consolidation – see note 2e(1) above.

c)	Eurogama Properties Ltd. (hereafter – Euro Gama)

Euro Gama is engaged in the lease of office buildings that it owns.

One of the buildings owned by Euro Gama is pledged to a bank in respect of a debt of an interested party, see note 17e.

d)	Conmart (Ship Agents) Ltd. (hereafter – Conmart)

Commencing October 1, 2003, Conmart has been engaged in providing logistic services for cargoes arriving at ports on board ships. Conmart is 50% held by Gadot Laboratories. The investment in this company is included in the financial statements by way of proportionate consolidation- see e(2) above.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 3	–	PROPERTY, PLANT, AND EQUIPMENT -CONSOLIDATED:

a.	Composition of assets and the depreciation accumulated in its respect, grouped by major classifications, and changes therein during 2006, are as follows:

	Cost						Accumulated depreciation
	Balance at beginning of year	Additions during the year	Retirements during the year (3)	Other changes (1)	Differences from translation of financial statements of subsidiaries	Balance at end of year	Balance at beginning of year	Additions during the year	Retirements during the year (3)	Other changes (1)	Differences from translation of financial statements of subsidiaries	Balance at end of year	Depreciated balance
													December 31
													2006	2005
	N I S i n t h o u s a n d s						N I S i n t h o u s a n d s						NIS in thousands

Ships (see d. below)	120,701	3,687	(3,518)		(9,982)	110,888	28,011	8,763	(183)		(2,747)	33,844	77,044	92,690
Tugboats, tankers, and
other equipment	59,292	3,584	(4,270)			58,606	34,141	4,073	(4,088)			34,126	24,480	25,151
Real estate (see b. below)	13,322					13,322	600	46				646	12,676	12,722
Berthing facilities,
buildings, and roads	17,796	1,091	(1,731)			17,156	4,835	683	(764)			4,754	12,402	12,961
Storage tanks and other
equipment (see c. below)	81,045	900	(3,449)			78,496	47,363	3,916	(1,170)			50,109	28,387	33,682
Office building and installations	8,680	245				8,925	2,609	286				2,895	6,030	6,071
Vehicles(2)	9,591	3,963	(3,150)	1,807	(115)	12,096	3,909	3,106	(1,641)	810	(45)	6,139	5,957	5,682
Office furniture, equipment, and
computers	10,855	4,317	(54)	1,791	(189)	16,720	7,413	1,383	(23)	1,338	(115)	9,996	6,724	3,442
Leasehold improvements	6,219	264		234	(4)	6,713	3,172	509		104	(2)	3,783	2,930	3,047
Payments on account of
fixed assets	13,053	274				13,327							13,327	13,053

	340,554	18,325	(16,172)	3,832	(10,290)	336,249	132,053	22,765	(7,869)	2,252	(2,909)	146,292	189,957	208,501

(1) Arising from the fixed assets of a company consolidated for the first time, see also note 2a1).

(2) Including vehicles under capital lease of NIS 2,685,000 less accumulated depreciation of NIS 1,143,000 as of December 31, 2006.

(3) Including the retirement of fixed assets damaged in a fire in a facility of a Greek subsidiary in a net amount of NIS 3,243,000, see also note 2f1b).

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 3	–	PROPERTY, PLANT AND EQUIPMENT (continued):

b.	The real estate is registered in the name of real estate companies held by the Company.

c.	1)	The storage tanks depot – The storage tanks of Terminals and the limited partnership are located on a 40,000 square meter site, owned by the Ports and Railways Authority (hereafter – the Ports Authority). Under a licensing agreement between the Ports Authority and Terminals, Terminals was granted the right to use the areas detailed below for the handling and storage of chemicals. In 1998, an addendum to the original agreement was signed. Under that addendum, to which the limited partnership is a party, the limited partnership has been granted all the rights granted to Terminals under the original agreement and its appendices.

The said areas are as follows:

The North Terminal, with an area of approximately 10,000 square meters. The licensing agreement is valid until 2022.

The South Terminal, with an area of approximately 30,000 square. This area is used for the operations of the limited partnership. The licensing agreement is valid until 2014.

The Ports Authority is entitled to require Terminals to vacate the southern site and move the terminal to an alternative site, at any time, upon providing a 36-month notice. The Ports Authority has undertaken to assist Terminals in obtaining any necessary permits and approvals for erection and operation of the terminal at an alternative site. The cost of moving the terminal to an alternative site is to be borne by the limited partnership and Terminals, provided that Terminals and the Ports Authority reach an agreement as to the terms and lease period of the alternative site. If such an agreement is not reached, the Ports Authority is entitled to move the terminal to the alternative site at its own expense.

Terminals is entitled to terminate the lease by giving the Ports Authority at least 36-month notice.

At the end of the agreement period, Terminals must offer the Ports Authority to purchase the tanks and installations which are not permanently affixed to the ground, at a price to be determined by a mutually agreed upon appraiser. The ownership of those installations that are permanently affixed to the ground will, at that time, be transferred to the Ports Authority without consideration (the proportion of such installations of the total installations is small).

2)	The Milomor site – Situated on an area of approximately 1,100 square meters. The agreement will be in effect until February 2011.

3)	In consideration of the assignment of rights to Terminals in respect of the sites mentioned in (1) and (2) above, the company pays the Ports Authority participation fees, which are computed based on the quantities handled at the site, the rates attached to each type of materials, and the storage zones. To secure the liability of Terminals and the limited partnership to the Ports Authority, Terminals provided the Port Authority CPI-linked bank guarantees in the amount of NIS 6,518,000.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 3	–	PROPERTY, PLANT AND EQUIPMENT (continued):

4)	The infrastructure participation fees and license fees paid to the Ports Authority in respect of the two sites referred to above in 2006, 2005, and 2004 amounted to NIS 8,004,000, NIS 9,842,000, and NIS 9,685,000, respectively.

As to the change in the accounting treatment of property, plant and equipment, commencing January 1, 2007, resulting from the application of Israel Accounting Standard No. 27 of the IASB, “Property, Plant and Equipment” – see 1v(3).

As to the change in the accounting treatment of investment property, commencing January 1, 2007, resulting from the application of Israel Accounting Standard No. 16 of the IASB, “Investment Property” – see 1v(4).

d.	Ships:

1)	In March 1999, the company, through Fingad Shipping Ltd. (hereafter – Fingad), purchased a ship for approximately $9.2 million.

To secure the bank loans that were used to finance the purchase, liens were registered on the ship, all the shares of Fingad, and the ship’s charter agreement. Gadot Yam undertook to the bank that they will not register any floating or fixed charges on their assets, other than liens on specific assets in order to secure financing for the purchase of such assets. In addition, a guarantee in an unlimited amount has been provided by the company and a guarantee for $ 1.4 million has been provided by Gadot Terminals.

2)	In April 2005, Gadot Yam purchased the ship Chemical Distributor, which was manufactured in 1999 and has a maximum load of approximately 12,300 tons, for ¥18,000,000.

The purchase was financed as follows:

a.	Approximately 80% through a bank loan. Approximately 60% of this loan will be repaid in equal monthly installments over a period of approximately 7 years, and the remainder of the loan is to be paid on the last repayment date. The loan is at the LIBOR + 1.25%.

The loan agreement set forth that dividend distribution exceeding 50% of the Company’s net income requires the prior consent of the bank.

b.	Approximately 10% of financing was received via an additional bank loan. This loan will be repaid in equal quarterly installments over a five-year period. The loan is at the LIBOR interest rate + 3%. The parent company provided a guarantee in respect of this loan.

c.	The remainder of the transaction was financed through the Company’s capital.

To secure its said liabilities, the Company registered a fixed charge on the ship in favor of the banks.

e.	As to pledges on assets – see note 13b.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 4	–	INTANGIBLE ASSETS AND DEFERRED EXPENSES:

	Original amount		Amortized balance
	December 31		December 31
	2006	2005	2006	2005
	NIS in thousands

Consolidated:
Intangible assets:
Non-competition	3,500	3,000	1,989	2,703
Goodwill (consolidated -
goodwill in
subsidiaries*)	69,884	45,569	48,334	24,146
Deferred expenses in
respect of issuance
of debentures**		2,726		1,682

	73,384	51,295	50,323	28,531

Company -
Deferred expenses in
respect of issuance of
issuance of debentures**		2,726		1,682

During the fourth quarter of 2006, the Company purchased from Chemship the shares of Bax, see also note 2a1). In addition, Gadot Laboratories purchased during that quarter the operations of Finkelman, see note 2a2).

*	As to the discontinuation of goodwill amortization as from January 1, 2006, see note 1j.

**	As to the reclassification of deferred expenses (their presentation net of debentures) as from January 1, 2006, see note 1j.

NOTE 5	–	EMPLOYEE RIGHTS UPON RETIREMENT:

a.	Severance pay

Labor laws and agreements in force require the company and the subsidiaries to pay severance pay to employees retiring from its employ in certain circumstances.

The pension and severance pay liability of the company and the subsidiaries to their employees is covered partly by regular deposits with recognized pension and severance pay funds in the employees’ names. In respect of certain employees of the company and its subsidiaries, the aforesaid liability is covered by purchase of insurance policies. The amounts funded as above are not reflected in the balance sheets since they are not under the control and management of the companies.

The amount of liability for severance pay presented in the balance sheets (see c. below) reflects that part of the liability not covered by the said pension funds and insurance policies, in accordance with labor agreements in force and based on salary components which, in management’s opinion, create entitlement to severance pay. Part of this liability is funded by deposits in the name of the companies with recognized severance pay funds.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 5	–	EMPLOYEE RIGHTS UPON RETIREMENT (continued):

b.	Compensation for unutilized sick leave

Labor agreements in force entitle certain operational employees of Terminals to compensation for unused sick leave upon reaching retirement age. Gadot Terminals regularly includes in its accounts a provision in respect of this liability that is computed – based on past experience – according to the probability of employees to obtain this entitlement for compensation.

c.	The balance sheet liability for employee rights upon retirement and the amount funded with severance pay funds are composed as follows:

	Consolidated		The company
	December 31		December 31
	2006	2005	2006	2005
	N I S i n t h o u s a n d s

For severance pay:
Amount of liability	20,379	19,903	1,425	1,467
L e s s - amount funded	(13,198)	(12,902)	(1,115)	(1,053)

B a l a n c e - excess of liability
over amount funded	7,181	7,001	310	414
Compensation for unutilized sick leave	2,351	2,145

	9,532	9,146	310	414

The companies may only withdraw the amounts funded for the payment of severance pay.

NOTE 6	–	DEBENTURES CONVERTIBLE INTO SHARES – THE LIABILITY COMPONENT:

Balance of debentures as presented in balance sheets:

	The company and consolidated
	December 31
	2006	2005
	N I S i n t h o u s a n d s

Debenture principal - the liability component - the revalued amount*	19,034	**30,734
L e s s - Amount of discount in the issuance (after accumulated
amortization)	(2,613)	(3,222)

	16,421	27,512

* Nominal value - in thousand NIS	18,461	29,721

**	As of December 31, 2005, the balance also includes the equity component. As to the accounting treatment of convertible debentures as prescribed by Standard 22, see note 1k.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 6	–	DEBENTURES CONVERTIBLE INTO SHARES – THE LIABILITY COMPONENT (continued):

1)	The debentures of the Company has been listed on the Tel Aviv Stock Exchange (hereafter – TASE) since December 2003, are linked to the Israel CPI (hereafter – the CPI), bear an annual interest rate (CPI-linked) of 6.5%, and are repayable in two equal annual installments on December 5, 2008 and 2009.

The debentures are convertible into ordinary shares as from their listing on the TASE through December 5, 2009, such that on December 31, 2006, each NIS 3.86 worth of unrepaid debentures (CPI-linked as aforesaid) are convertible into an ordinary share of NIS 0.1 par value, subject to adjustments.

2)	The market quote of the debentures issued by the Company on December 31, 2006 was 146 points (December, 31, 2005 – 145 points).

3)	In 2006, a total of 11,260,000 debentures were converted into 2,917 ordinary shares.

4)	From January 1, 2007 until close to the publication of these financial statements, additional 2,557,000 debentures were converted into 696 ordinary shares.

5)	As to the reclassification of deferred issuance expenses (its presentation separately from the debentures as part of the amount of discount) as from January 1, 2006, see note 1k.

NOTE 7	–	DEBENTURES:

On September 13, 2005, the Company has completed a private placement of NIS 52,600,000 par value of debentures (series B) (hereafter – the Debentures) to institutional investors. The debentures were rated A– by Ma’alot Israel Securities Rating Company Ltd (hereafter -Ma’alot).

The terms of the debentures are as follows:

1.	The debentures are not convertible into shares.

2.	The debentures are repayable in five equal annual installments on September 15, of 2008 through 2012.

3.	The unsettled balance of the principal of debentures bears an annual interest rate of 5.3% (hereafter – the Interest).

4.	The interest is payable in semi-annual installments on each March 15 and September 15, from March 15, 2006 through September 15, 2012.

5.	The principal and interest of the debentures, as aforementioned, are linked to the CPI.

6.	An early repayment of the debenture may take place in case of non-payment or if determined that the Company is unable to meet its liabilities. Additionally, if the debentures drop more than three Ma’alot grades for a period of more than three months.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 8	–	LOANS FROM BANKS AND OTHERS:

a.	Composed as follows:

	Weighted average interest rates as of December 31, 2006	Consolidated		The company
		December 31		December 31
		2006	2005	2006	2005
	%	N I S i n t h o u s a n d s

Unlinked	6.5	7,642	78
Linked to foreign
currency	6.95	85,595	115,609	9,158	38,160
Linked to the CPI	4.9	59,560	48,562	22,313

		152,797	164,249	31,471	38,160
L e s s - current maturities		30,509	30,263	6,969	5,560

		122,288	133,986	24,502	32,600

b.	The loans (net of current maturities) are repayable in the following years after the following balance sheet dates:

	Consolidated		The company
	December 31		December 31
	2006	2005	2006	2005
	N I S i n t h o u s a n d s

Second year	25,500	26,194	7,227	5,836
Third year	24,435	22,063	7,498	7,217
Fourth year	27,913	21,697	7,784	8,015
Fifth year	11,505	19,589	1,993	8,717
Sixth year and thereafter (through 2012)	32,935	44,443		2,815

	122,288	133,986	24,502	32,600

c.	As to liens to secure the loans and restrictions in relation thereof – see note 13.

NOTE 9	–	COMMITMENTS AND CONTINGENT LIABILITIES:

a.	Commitments:

1)	Gadot Yam and an additional subsidiary are engaged in agreements for the lease of ships as follows: in 2007 in the amount of $17 million, 2008 in the amount of $13 million, and 2009 and thereafter in the amount of $15 million.

2)	Terminals is engaged in a lease agreement in respect of the premises it uses. The term of this agreement is until March 2009 (the term of extension). The parties can prematurely terminate the commitment by giving a one-year prior notice. The Company’s management is in the opinion that the commitment will continue throughout the stipulated term of the agreement. The lease payments in respect of these premises will be updated every year based on the changes in the exchange rate of the US dollar or the CPI, whichever is the greater. The contractual lease payments, as computed based on the lease payments in effect on December 31, 2006, are approximately NIS 490,000 annually.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 9	–	COMMITMENTS AND CONTINGENT LIABILITIES (continued):

3)	Terminals has entered an agreement to lease a new building for the use of the Company and its subsidiaries. The agreement will expire in 2010. Terminals is currently in the extension period of this agreement. The lease payments are linked to the US dollar.

4)	As to the licensing agreement with the Ports Authority for using the plot, see note 3c.

5)	Bonuses:

a)	Some of group’s companies have agreements with senior employees that are not interested parties in the Company, and whom are entitled to additional compensation on top of their monthly salary. This compensation is based on the income of the companies which employ or hire them.The amounts of compensation are computed as a percentage of operating income or pretax income, as relevant, at rates that range between 5% and 8% of the said income.

b)	As to the agreements with senior employees whom are interested parties in the Company, see note 17.

6)	Agreements with investee companies

The Company engaged an investee companies to provide services and consultancy. These agreements are renewed automatically for one year, unless one of the parties notifies otherwise.

7)	Shelach engaged a former minority shareholder (the Company purchased the minority interest in October 2005) to provide management and operating services commencing October 2004 for a period of five years. The Company will pay for these services an amount of NIS 240,000 per month.

b.	Contingent liabilities:

1)	A number of legal actions have been brought against the Company, Terminals, and the limited partnership (hereafter – the companies) in relation to the pollution of the Kishon River, where the companies are party to such actions. The involvement of the companies in these legal proceedings is the result of a third party notice. The matters covered by these actions are summarized below:

a)	Claims filed for compensation, in unlimited amounts, in respect of bodily injury allegedly caused to the plaintiffs as a result of the pollution of the Kishon River.

The companies deny any liability and have submitted a statement of defense in relation to all third-party notice sent to them.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 9	–	COMMITMENTS AND CONTINGENT LIABILITIES (continued):

Since these actions are at very early stages, an assessment of the risk cannot be currently made. Nevertheless, it can be said that – from a legal perspective – the burden of proof falls upon the plaintiffs and the defendants (the senders of the third party notices to the companies) and in order to convince the court, these other parties need to demonstrate that the companies were negligent in their handling of the materials they stored and that the alleged damages were caused as a result, which is a heavy burden of proof. It should be also noted that the aforementioned plaintiffs and defendants need also overcome the claim that the actions are barred by the statute of limitations. However, the mere fact that these actions relate to a large number of plaintiffs and bodily injuries such as various types of cancer and other serious illnesses, indicates that the damages alleged in these actions are not small. Although it is not possible to know in advance, with any significant degree of certainty, what the outcomes of these actions are likely to be, it is believed that the companies have good arguments to counter the claim.

Nevertheless, it should be noted that there exists a doubt as to whether the actions will be decided based on pure legal considerations, and that various non-legal considerations may also play a part. This doubt adds to the difficulty of evaluating the outcome of the actions and the inherent risk therein. In light of all the above, the company’s management believes that no provision is required in the financial statements in respect of the above exposure.

b)	A class action under Section 10 of the Law for the Prevention of Environmental Damages, demanding the cessation of pollution of the Kishon River and its restoration to its former state.

The main risk in this claim stems from the demand for the “restoration to the former state”, despite the vagueness of this demand. In order for the claim to be certified as a class action, certain conditions, as stipulated by law, must be fulfilled; it is highly disputable whether, under these circumstances, such conditions exist. The Company – as do the other defendants and third parties – has good arguments to counter both its alleged liability for the pollution of the Kishon River and the remedies demanded from it. Nevertheless, this claim is at very early stages, and a solid assessment of the risk cannot be made; thus, it is impossible to predict, with any degree of certainty, the likely outcome of the claim. In the opinion of the company’s management, no provision is required in the financial statements in respect of the above exposure.

c)	A civil claim in the amount of NIS 21,322,000 in respect of property damage allegedly caused to the plaintiff as a result of the pollution in the Kishon River.

The companies deny any liability and have submitted statements of defense accordingly. The Company has received a notice from the legal representative of the plaintiff announcing that the claim is postponed.

In the opinion of the company’s management, no provision is required in the financial statements in respect of the above exposure.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 9	–	COMMITMENTS AND CONTINGENT LIABILITIES (continued):

2)	Part of the storage tanks depot used by the limited partnership is situated on an area leased from the Port Authority. During 2001, the Ports Authority demanded that the limited partnership participate with it in “a proposal to make offers” for an agreement with a consultant, in order to handle an examination of ground contamination near the terminals of the limited partnership. In the opinion of the Ports Authority and in accordance with the opinion of the environmental consultant, the cost of decontaminating the polluted area will be in the range of between NIS 1,450,000 and NIS 3,600,000 (should biological treatment also be required).

In the written response sent to the Ports Authority, the limited partnership rejected the Port Authority’s claims, with regard to both the existence of ground contamination and the allegation that it is the source of such contamination. The limited partnership claims that, insofar as such contamination exists, its source is from water coming from the sea and/or from the Kishon River. In the opinion of the company’s management, the exposure in respect of the above demand does not justify the inclusion of a provision in the financial statements.

NOTE 10	–	SHAREHOLDERS EQUITY:

a.	Share capital:

The composition:

	Number of shares
	December 31, 2006		December 31, 2005
	Authorized	Issued and paid-up	Authorized	Issued and paid-up

Ordinary shares	70,000,000	54,958,773	70,000,000	50,973,761

	Amount in NIS
	December 31, 2006		December 31, 2005
	Authorized	Issued and paid-up	Authorized	Issued and paid-up

Ordinary shares	7,000,000	5,495,877	7,000,000	5,097,376

On December 31, 2006, the share was traded on the TASE at NIS 5.34 per share of NIS 0.1 par value (NIS 4.91 on December 31, 2005).

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 10	–	SHAREHOLDERS EQUITY (continued):

On November 27, 2003, the Company raised a net amount of NIS 50,894,000 (net of issuance expenses) as follows:

1)	Shares – A total of 6,000,000 million shares of NIS 0.1 par value were issued. The net consideration in respect of the shares amounted to approximately NIS 20,203,000.

2)	Options – A total of 6,000,000 warrants convertible into ordinary shares were issued. The net consideration after allocation of issuance expenses amount to approximately NIS 5,121,000. See also b. below.

3)	Debentures convertible into shares – A total of 33,750,000 debentures of NIS 1 convertible into ordinary shares of the Company. The consideration in respect of these debentures amount to approximately NIS 27,878,000. Issuance expenses attributed to the issuance of debentures, in the amount of NIS 2,257,000, are presented net of the balance of debenture and amortized commencing January 1, 2006 using the interest method. See also notes 1k, 1o, and 6.

b.	Warrants

Pursuant to a prospectus, dated November 27, 2003, the Company issued 6,000,000 warrants registered in the name of the holders, that are exercisable every day since their listing through November 30, 2007 into ordinary shares of NIS 0.1 par value, such that each warrant is exercisable into one ordinary share of NIS 0.1 par value (subject to adjustments) against the payment of an exercise price (subject to adjustments) of NIS 3.86, as of December 31, 2006, and linked to the CPI of October 2003.

In 2006, a total of 1,000 warrants were converted into shares. After balance sheet date and until close to the original approval of these financial statements (March 20, 2007) a total of 98,479 warrants were exercised into shares.

c.	Employee option plan

On November 6, 2003, the Company’s board of directors approved an option scheme for employees (hereafter – the Scheme), according to which 2,983,000 options will be granted to employees of the Company for no consideration. Each of these options are exercisable into one share of NIS 0.1 par value of the Company. The ordinary shares that will be allocated following the exercise of the options will be identical in all rights they convey to the ordinary shares of the Company immediately upon their allocation.

All the options in the scheme were allotted to the employees on December 28, 2003.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 10	–	SHAREHOLDERS EQUITY (continued):

The dates of entitlement to exercise the options:

1)	Management members – In three batches every six months commencing two years from the date of allotment.

2)	Other senior employees – In two batches every six months commencing two years from the allotment date of the options.

3)	Other employees – One batch commencing two years after the allotment of options.

The options will be exercisable for up to two years from the date of entitlement and subject to adjustments.

The exercise price was set to NIS 3.69 per share (as of December 31, 2006 after adjustments) linked to the CPI based on the CPI for October 2003. The price of an ordinary share of NIS 0.1 par value of the Company close to the date of the original allotment of these options (March 20, 2007) was NIS 2.75.

The fair value of the options – as computed using the Black-Scholes option pricing model, as prescribed by the TASE Articles – amounted at the date of allotment to a total amount of NIS 938,000, while taking into account the term of the options and their exercise dates. This value is based on the following premises: an expected standard deviation of 6.93%, risk-free interest of 4%, and expected term to exercise as detailed above.

In accordance with the track chosen by the Company, and these rules, the Company is not entitled to claim as expense for tax purposes amounts granted to employees as benefits, including amounts recorded as a compensation benefit in the Company’s accounts in respect of options that the employees received under the scheme, excluding the work-income benefit component, if any, as determined on the date of allotment.

Options to interested parties will be taxed pursuant section 3(i) to the Israel Income Tax Ordinance.

As to options allotted to the Company’s CEO and two interested parties employed by the Company, see note 17d.

During the course of 2006, a total of 1,074,334 warrants were exercised into shares.

Subsequent to the balance sheet date until close to the original date of approving these financial statements (March 20, 2007), a total of 1,015,833 options were exercised by employees into shares.

As to the change in the accounting treatment of share-based payments, as from January 1, 2006, and its effect on the financial statements – see note 1q.

d.	The Company undertook under a prospectus it issued to distribute as a dividend 30% of the distributable profit for 2004, 2005, and 2006. Nevertheless, the board of directors reserves the right to deviate from the said policy to maintain the interests of the Company and/or due to the ability of the Company to meet its business plans.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 11	–	TAXES ON INCOME:

a.	Corporate taxation levied on the group companies:

1)	Measurement of results for tax purposes under the Income Tax (Inflationary Adjustments) Law, 1985 (hereafter – the inflationary adjustments law)

Under the inflationary adjustments law, results for tax purposes are measured in real terms, having regard to the changes in the CPI. The company and its Israeli subsidiaries are taxed under this law.

2)	Tax rates

The income of the company and its Israeli subsidiaries is taxed at the regular rate. Through December 31, 2003, the corporate tax was 36%. In July 2004, Amendment No. 140to the Income Tax Ordinance was enacted. One of the provisions of this amendment is that the corporate tax rate is to be gradually reduced from 36% to 30%.

In August 2005, a further amendment (No. 147) was published, which makes a further revision to the corporate tax rates prescribed by Amendment No. 140. As a result of the aforementioned amendments, the corporate tax rates for 2004 and thereafter are as follows: 2004 – 35%, 2005 – 34%, 2006 – 31%, 2007 – 29%, 2008 – 27%, 2009 – 26% and for 2010 and thereafter – 25%.

As a result of the changes in the tax rates, the company adjusted – in each of the years 2004 and 2005 – at the time the aforementioned amendments were made – its deferred tax balances, in accordance with the tax rates expected to be in effect in the coming years; the effect of the change was carried to income on a current basis. See c1) below.

3)	Subsidiaries outside Israel

Subsidiaries incorporated outside of Israel are assessed for tax purposes under the tax laws in their countries of residence. The principal tax rates applicable to subsidiaries outside Israel are as follows:

Companies incorporated in the Netherlands* – tax rate of 31.5%.

Company incorporated in Greece – tax rate of 32% in 2005, 29% in 2006, and 25% in 2007 and thereafter.

*	Dutch shipping company enjoys a different tax system, if meeting certain conditions, by which the amount of tax payable is determined by the volume of the ships.

4)	Losses for tax purposes, carried forward to future years

Losses for tax purposes, which are carried forward to future years, in respect of investee companies, amount to NIS 17.7 million as of December 31, 2006 (on December 31, 2005 – NIS 17.9 million). No deferred taxes have been created in respect of these losses.

Under the Inflationary Adjustments Law, carryforward losses are linked to the CPI.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 11	–	TAXES ON INCOME (continued):

b.	Deferred taxes

The composition of the deferred taxes and the changes therein are as follows:

		Provisions for employee rights
	Depreciable fixed assets	Severance pay and unutilized sick leave	Vacation and recreation pay	Other timing differences	Total
	N I S i n t h o u s a n d s

Consolidated:
Balance at January 1, 2005	9,036	(2,995)	(1,411)	(1,371)	3,259
Changes in 2005:
Addition in respect of
purchasing the minority
interest in subsidiary	589				589
Amount carried to
shareholders' equity -
Differences arising from
the translation of
foreign currency
financial statements of
subsidiaries	263	(29)	(17)	141	358
Amounts carried to income	(966)	883	(953)	3,390	2,354

Balance at December 31, 2005	8,922	(2,141)	(2,381)	2,160	6,560
Changes in 2006:
Amount carried to
shareholders' equity -
Differences arising from
the translation of
foreign currency
financial statements of
subsidiaries	(402)	28	31	(464)	(807)
Amounts carried to income	758	(351)	27	7,179	7,613

Balance at December 31, 2006	9,278	(2,464)	(2,323)	8,875	13,366

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 11	–	TAXES ON INCOME (continued):

	Provisions for employee rights
	Severance pay	Vacation and recreation pay	In respect marketable securities	Other	Total
	N I S i n t h o u s a n d s

Company:
Balance at January 1, 2005	(170)	(296)	329	-,-	(137)
Changes in 2005:
Amounts carried to income	69	(27)	(7)	(267)	(232)

Balance at December 31, 2005	(101)	(323)	322	(267)	(369)
Changes in 2006 -
Amounts carried to income	23	(29)	595	267	856

Balance at December 31, 2006	(78)	(352)	917	-,-	487

Deferred taxes are presented in the balance sheets as follows:

	Consolidated		The company
	December 31		December 31
	2006	2005	2006	2005
	N I S i n t h o u s a n d s

Among current assets	(3,064)	(266)		(268)
Among long-term receivables	(93)	*(623)	(78)	(101)
Among current liabilities	7,577	*3,026	565
Among long-term liabilities	8,946	*4,423

	13,366	6,560	487	(369)

The deferred taxes are computed at a weighted tax rate of approximately 27%.

*	The exercise of debit deferred taxes balances is contingent upon the existence of suitable taxable income in subsequent years.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 11	–	TAXES ON INCOME (continued):

c.	Taxes on income included in the statements of income:

1)	Composed as follows:

	Consolidated			The Company
	2006	2005	2004	2006	2005	2004
	NIS in thousands			NIS in thousands

For the reported year:
Current	10,343	21,612	19,594	165	(79)	568
Deferred, see b. above:
In respect of changes
in tax rates, see
A2) above		(436)	64		28	37
In respect of the
reporting period	6,024	2,790	1,595	856	(260)	191

	16,367	23,966	21,253	1,021	(311)	796

For previous years - current			(222)			106

	16,367	23,966	21,031	1,021	(311)	902

Current taxes in 2006 were computed at the rate of 31% (34% in 2005 and 35% in 2004).

Foreign subsidiaries computed their tax liability pursuant to the tax laws in their countries of residence.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 11	–	TAXES ON INCOME (continued):

2)	Following is a reconciliation of the “theoretical” tax expense, assuming all income is taxed at the regular tax rate in Israel (as stated in 1 above), and the actual tax expense presented in the statements of income for the reported year:

	Consolidated
	2006	2005	2004
	NIS in thousands

Income before taxes on income, as reported in the
statements of income	62,696	68,789	56,082

Theoretical tax expense in respect of this income	19,436	23,388	19,629
Increase in taxes resulting from adjustment of
deferred tax balances due to changes in tax rates
see a(2) above		(436)	64
Decrease in taxes arising from different tax rates for
foreign subsidiaries	(4,402)	(1,078)	(593)
Decrease in taxes arising from deferred taxes
computed at different tax rate than theoretical rate	(820)
Increase (decrease) in taxes arising from permanent
differences - tax impact:
Disallowable depreciation and amortization for
tax purposes		1,140	1,434
Other disallowable expenses for tax purposes	1,159	554	742
Cancellation of deferred taxes in subsidiary		2,282
Difference between basis of measurement of
income as reported for tax purposes and basis
of measurement of income as reported in the
financial statements - net*	2,074	(972)
Losses for tax purposes created in the reported year
in respect of which no deferred taxes were
Carried		77	71
Decrease in taxes arising from utilization in the
reported year of losses for tax purposes from
previous years in respect of which no deferred
taxes has been carried	(425)	(798)	(1,301)
Others - net	(655)	(191)	1,207

Taxes on income for the reported year	16,367	23,966	21,253

*	This said difference arises from the difference between the results for tax purposes of the group’s Companies – computed in dollar values based on the changes in the exchange rate of the dollar – and the results in nominal values of that same company as presented in these financial statements, as from January 1, 2004.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 11	–	TAXES ON INCOME (continued):

	The Company
	2006	2005	2004
	NIS in thousands

Income (loss) before taxes, as reported in the
statements of income	3,330	(420)	1,194

Theoretical tax expense in respect of this income	1,032	(143)	418
Increase in taxes resulting from adjustment to
deferred tax balances due to changes in tax rates
see a2) above	19	28	37
Increase (decrease) in taxes arising from permanent
differences -
Tax effects:
Disallowed expenses net for tax purposes	44	48	29
Utilization of losses in respect of which no
deferred taxes were carried		(394)
Others - net	(74)	150	312

Taxes on income for the reported year	1,021	(311)	796

e.	Tax assessments

Final tax assessments have been received by the company and its major investee companies –Terminals and Gadot Yam – up to and including tax year 2002. Final tax assessments have been received by Chyma up to and including 2000.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 12	–	LINKAGE TERMS OF MONETARY BALANCES:

a.	As follows:

	December 31, 2006
	In, or linked to, foreign currency		Linked to the CPI	Unlinked	Total
	Dollar and other	Euro
	N I S i n t h o u s a n d s

Consolidated:
Assets:
Current assets:
Cash and cash equivalents	40,248	19,143	526	12,253	72,170
Short-term investments	6,268			68,649	74,917
Accounts receivable:
Trade	137,186	130,959		108,685	376,830
Other	5,594	37,490	7,117	2,041	52,242
Other receivables	2,021				2,021

	191,317	187,592	7,643	191,628	578,180

Liabilities:
Current liabilities:
bank credit and loans	54,931	105,597		121,979	282,507
Accounts payable and accruals:
Trade	57,970	38,424		31,698	128,092
Other	18,795	42,197	3,904	23,248	88,144
Debentures convertible into shares, net			16,421		16,421
Debentures			52,624		52,624
Long-term loans (including current
maturities)	67,414	18,181	59,560	7,642	152,797
Capital note to interested parties				3,652	3,652

	199,110	204,399	132,509	188,219	724,237

The company:
Assets:
Current assets:
Cash and cash equivalents		16		7,579	7,595
Short-term investments			6,199	65,260	71,459
Accounts receivable:
Investee companies - current
account	17,867			7,393	25,260
Other			3,825	459	4,284

	17,867	16	10,024	80,691	108,598

Liabilities:
Current liabilities:
Short-term credit				93	93
Accounts payable and accruals -
Other			930	4,362	5,292
Debentures convertible into shares, net			16,421		16,421
Debentures			52,624		52,624
Long-term bank loans (including
current maturity)	9,158		22,313		31,471
Capital note to interested party				3,652	3,652

	9,158		92,288	8,107	109,553

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 12	–	LINKAGE TERMS OF MONETARY BALANCES (continued):

b.	Data regarding the exchange rate and the CPI:

	Exchange rate of one dollar	Exchange rate of one Euro	CPI*

At end of year:
2006	4.225	5.564	184.87
2005	4.603	5.447	185.05
2004	4.308	5.879	180.74
2003	4.379	5.533	178.58

Change during the year:
2006	(8.2)%	2.1%	(0.1)%
2005	6.8%	(7.3)%	2.4%
2004	(1.6)%	6.3%	1.2%

*	Based on the index for the month ending on each balance sheet date, on the basis of 1993 average = 100.

NOTE 13	–	LIABILITIES SECURED BY PLEDGES AND OTHER SECURITIES:

a.	At balance sheet dates, balances of bank liabilities and guarantees of the company and its subsidiaries, which are secured by pledges, are as follows:

	Consolidated		The company
	December 31		December 31
	2006	2005	2006	2005
	N I S i n t h o u s a n d s

Short-term credit	282,507	172,086	93	331

Long-term loans (including
current maturities)	152,797	164,249	31,471	38,160

Guarantees	36,195	39,195	4,648

b.	To secure the said liabilities, the companies have registered fixed charges on their fixed assets, goodwill, securities, negotiable instruments to be deposited with banks, share capital, and insurance rights related to their assets, and specific floating charges on rights based on shipping contracts in present and future.

c.	As to a guaranty provided by a subsidiary to an interested party company, see note 17.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 13	–	LIABILITIES SECURED BY PLEDGES AND OTHER SECURITIES (continued):

d.	As part of an agreement between the Company and a bank it was determined as follows:

a)	The Company pledged all the shares of Terminals to the bank and made a commitment to the bank to ensure that during the first two years commencing in the end of November 2003 Terminals will meet the following conditions: (a) its shareholders’ equity does not fall below NIS 40 million of the balance sheet total; (b) the ratio between its shareholders’ equity and its total balance sheet value shall not fall below 13%; and (c) its financial statements shall not show an operating loss during a period of two years or more. It was also agreed that within a two-year period, the company is to sign a commitment to comply with new covenants, as shall be agreed between the Terminals and the bank, the terms of which shall not be less than the above terms. To date, such covenants has not yet been agreed upon with the bank.

b)	A breach of these covenants shall confer on the bank the right to demand immediate repayment of the credit granted to the company by the bank and any other debt, existing or future, of the company to the bank (in addition to all other rights that the bank has against the company in the event of a breach of the covenants, including the changes therein as referred to above).

c)	Terminals is committed to the bank and to the Company, jointly and separately, to distribute, in every calendar year, at least 25% of its distributable income (as defined in the Companies Law) as a dividend to its shareholders (subject to all applicable laws).

Subject to the above, several of the investee companies held by Terminals are committed to distribute at least 50% of their income, as abovementioned.

d)	As of December 31, 2006, Terminal complies with the above covenants.

e)	Under a credit facility agreement that BAX entered with a Dutch bank, BAX undertook that its shareholders’ capital will not be less than 15% of the total balance sheet value or €3.75 million, whichever is the lower. As of balance sheet date, BAX did not comply with the aforementioned liabilities, and accordingly, the credit facility in use is presented under current liabilities.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 14	–	SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

		Consolidated		The company
		December 31		December 31
		2006	2005	2006	2005
		N I S i n t h o u s a n d s

Balance sheets:

a.	Short-term investments:
	Marketable securities:
	Debentures held to maturity	6,268
	Corporate bonds	23,858	66,806	23,858	66,806
	Mutual fund units	37,957	2,863	37,957	2,863
	Shares	6,834	9,484	3,445	6,408

		74,917	79,153	65,260	76,077
	Short-term loan to a subsidiary*			6,199	9,325

		74,917	79,153	71,459	85,402

*	The loan is linked to the CPI and bears an annual interest of 7.5%.

b.	Trade receivables:

	Open accounts	351,670	244,568
	Checks receivable	25,160	16,467

		376,830	261,035

	This item is net of an allowance for
	doubtful accounts	4,485	2,546

c.	Accounts receivable:
	Employees	401	443	20	37
	Advances to suppliers	4,317	4,003
	Institutions	9,471	**3,585	3,805	1,708
	Compensation receivable from insurance
	company, see note 2e	31,969
	Current maturities of long-term loans		100
	Income receivable	4,040	4,134
	Receivables in respect of the sale of
	another investment		2,523
	Prepaid expenses	4,827	2,572	24	26
	Expenses on account of voyages - net*	6,147	4,361
	Deferred income taxes, see note 10b	3,064	266		268
	Sundry	2,044	1,077	459

		66,280	23,064	4,308	2,039

*	This item is net of advances of	3,410	7,127

**	Reclassified.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 14	–	SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued):

d.	Other receivables:

	Consolidated		The company
	December 31		December 31
	2006	2005	2006	2005
	N I S i n t h o u s a n d s

Investments in debenture of
a ship company (1)	2,021	2,169
Deferred income taxes, see
note 10b	93	623	78	101

	2,114	2,792	78	101

(1)	A debenture of a ship company (constitutes 5% of the total issued amount). The debenture was issued in 2004 for 10 years and will be repaid in 2014.

The interest on this debenture is as follows:

A 7% interest in the first five years, and later a 7-15% interest rate. The debenture was purchased to satisfy certain conditions that entitle shipping companies to tax benefits.

e.	Bank loans and credit

Classified by currency, linkage basis, and interest rates, the bank credit can be classified as follows:

	Weighted average interest rate December 31 2006	Consolidated		The Company
		December 31		December 31
		2006	2005	2006	2005
	%	NIS in thousands		NIS in thousands

Short-term credit:
Linked to foreign currency	5.76	160,528	92,184
Unlinked	6.08	121,979	79,902	93	331

		282,507	172,086	93	331
Current maturities of long-term
loans		30,509	30,263	6,969	5,560

		313,016	202,349	7,062	5,891

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 14	–	SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (Continued):

		Consolidated		The company
		December 31		December 31
		2006	2005	2006	2005
		N I S i n t h o u s a n d s

f.	Trade creditors:
	Open accounts	107,193	104,934
	Checks payable	20,899	7,739

		128,092	112,673

g.	Accounts payable and accruals:
	Provision for vacation pay	5,642	4,965	1,136	1,042
	Payroll and related expenses	13,253	14,443	2,610	2,924
	Investee companies				2,023
	Institutions	3,008	**2,513	337	253
	Income taxes payable	3,447	**15,891
	Accrued expenses	33,536	16,828	1,123	1,239
	Ship owners	5,825	4,632
	Liabilities related to a fire,
	see note 2e1)	11,813
	Deferred income taxes, see
	note 10b	7,577	**3,026	565
	Excess of advances over expenses
	in respect of uncompleted
	Voyages*	8,487	4,409
	Sundry	11,620	4,897	86	121

		104,208	71,604	5,857	7,602

*	This item is net of expenses of	10,777	16,923

**	Reclassified

h.	Capital note to an interested party

The capital note was issued in 1999 for ten years, and is due to repayment on December 1, 2009. The capital note is unlinked and bears no interest.

The capital note was accounted for pursuant the Securities (Presentation in Financial Statements of Transactions Between a Company and a Controlling Shareholder) Regulations, 1996.

Statements of income:

i.	Revenues

1)	The company’s revenues from a major customer constituted approximately 13.9% and 10.5% of total revenues in 2005 and 2004, respectively.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 14	–	SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (Continued):

2)	The composition:

		Consolidated
		December 31
		2006	2005	2004
		NIS in thousands

	Sales - net	761,669	*724,328	*628,304
	Provision of ship transport services - net	307,986	243,800	215,181
	Provision of services	71,407	65,526	50,208
	Commissions	15,435	15,355	14,306
	Management fees from investee companies	494	907	1,735

		1,156,991	1,049,916	909,734

j.	Cost of revenues:
	Cost of sales and services:
	Cost of products	633,562	*592,267	*499,306
	Salary and related expenses	31,155	27,574	23,306
	Depreciation	11,547	*8,870	6,671
	Lease payments and port fees	8,491	10,316	10,163
	Other expenses	36,386	*33,898	27,495

		721,141	672,925	566,941

	Cost of completed voyages:
	Ship lease payments	144,751	113,157	123,026
	Expenses in ports	36,217	36,132	34,377
	Fuel	64,223	43,599	27,287
	Ship maintenance and repair	6,096	4,250	6,307
	Salary and related expenses	10,098	7,730	3,888
	Insurance	2,066	2,024	1,574
	Depreciation	8,556	7,297	3,611
	Sundry	9,929	1,134	1,257

		281,936	215,323	201,327

		1,003,077	888,248	768,268

* Reclassified.

k.	Sales and marketing expenses:
	Salaries, wages, and related expenses	19,022	17,909	17,992
	Depreciation	453	331	368
	Sundry	4,923	3,705	3,602

		24,398	21,945	21,961

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 14	–	SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (Continued):

		Consolidated			The Company
		2006	2005	2004	2006	2005	2004
		NIS in thousands

l.	Administrative and general expenses:
	Salaries and related expenses	27,134	*24,130	23,850	10,050	9,770	9,350
	Office maintenance	3,674	3,543	3,366
	Professional consultancy	4,402	4,932	6,053	1,636	1,484	1,592
	Management fees	2,696	4,107	2,301	912	913	915
	Depreciation and amortization	3,550	5,590	5,217	315	626	585
	Doubtful accounts and bad debt	1,178		*1,262
	Other	8,270	*9,602	8,252	602	640	511

		50,904	51,904	50,301	13,515	13,433	12,953

m.	Financial expenses - net:
	Financial expenses (income) in
	respect:
	Short-term bank credit - net	8,478	9,989	7,229	(175)	(470)	(142)
	Exchange differences - net	6,221	2,781	2,160	(991)	2,673	202
	Long-term loans	8,681	4,769	1,959	2,021	2,403	1,045
	Debentures convertible into
	Shares	3,583	3,837	3,509	3,583	3,837	3,509
	Debentures	2,668	1,367		2,668	1,367
	Income from marketable
	Securities	(3,811)	(2,079)	(1,879)	(3,776)	(2,060)	(1,836)
	Interest and linkage from
	investee company				(764)	(1,340)	(1,338)
	Other	(724)	548	471	217	280	188

		25,096	21,212	13,449	2,783	6,690	1,628

* Reclassified.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 14	–	SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (Continued):

n.	Other expenses – net:

	Consolidated
	2006	2005	2004
	NIS in thousands

In respect of compensations
from insurance company,
see note 2e(1)	8,661
Income from the sale of
property, plant, and
equipment	855	98	328
Income from the sale of
investment in other
company (1)	616	2,084
Other expenses	(952)

	9,180	2,182	328

(1)	In the course of 2000, the Company invested NIS 439,000 (or 2%) in a company engaged in the development of web medical applications. The investment was presented in the financial statements of the company on the cost basis. In December 2005, the investment was sold in consideration of NIS 2,523,000. The capital gain in the amount of approximately NIS 2,084,000 that arose from the sale of the investment was included under “other income” in 2005. In 2006, the Company received an additional consideration of NIS 616,000 due to meeting conditions precedent that were prescribed in the sales contract in relation to the results of the sold company.

NOTE 15	–	INCOME PER SHARE:

The net income and number of shares (including adjustments thereof) that were taken into account in the computation of basic and diluted net income per ordinary share (data for 2005 and 2004 are after retrospective application of the provisions of Israel Accounting Standard No. 21, see note 1s):

	Net income
	Year ended December 31
	2006	2005	2004
	NIS in thousands

Total net income for the period based on statements
of income that was used in the computation of
basic income per share	46,915	48,114	35,688
Adjustments in respect of financial expenses
related to debentures convertible into shares,
net of tax	2,246	2,787	2,546

Total net income used in the computation of
diluted income per share	49,161	50,901	38,234

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 15	–	INCOME PER SHARE:

	Number of shares
	Year ended December 31
	2006	2005	2004
	NIS in thousands

Weighted average of the number of shares used
computation of basic income per share	52,645	50,487	50,000
Adjustment in respect of incremental shares
assuming the conversion of convertible
debentures into shares	6,858	7,467	8,055
Adjustment in respect of incremental share due to
the exercise of warrants	2,884	1,412

Weighted average of the number of shares used in
the computation of diluted income per share	62,387	59,366	58,055

Notes:

(1)	The Company issued shares, warrants, and convertible debentures on the TASE on November 27, 2003, see also note 10.

(2)	The number of shares that will be issued as a result of the conversion of debentures and options is subject to certain adjustments, see notes 6 and 10.

(3)	The number of shares that were used in the computation of income per share reflects the weighted average of the number of shares that were issued during the year.

(4)	The adjustment of financial expenses in respect of convertible debentures represents the expenses (net) that were included in the financial statements in respect of debentures, including amortization of premium and discount.

NOTE 16	–	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

a.	General

The company operates internationally, which gives rise to exposure to risks from changes in foreign exchange rates. The Company uses derivative financial instruments (hereafter – derivatives) to reduce its exposure to such risks, as described below. The company does not hold or issue derivative financial instruments for trading purposes.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 16	–	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued):

b.	market risk:

1.	Foreign currency exchange risk management

The group operates internationally, and is exposed to foreign exchange risks, resulting from an exposure to various currencies, mainly the dollar. Foreign exchange risk arises from future commercial transactions and assets or liabilities denominated in foreign currency.

The Company has limited involvement with derivatives financial instrument. The Company uses these derivatives for hedging purposes only. The company enters into foreign currency derivatives, mainly foreign exchange options, in order to protect itself from the risk of changes in the fair value of existing assets and liabilities.

As of December 31, 2006, a subsidiary engaged in a hedging transaction as follows:

Forward transactions for the purchase of $3.5 million for €2.6 million in February 2007.

2.	Interest rate risk

The group’s interest rate risk arises mainly from long-term loans. Loans bearing variable interest rates expose the group to a cash flow risk, while loans bearing fixed interest rates expose the group to interest rate risk in respect of fair value.

The following table presents the carrying amount of groups of financial instruments that are exposed to fair value risk and/or cash flow risk in respect of interest rate, in accordance with the earlier of the contractual repayment dates or the dates of redetermination of the price:

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 16	–	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued):

a.	Assets/liabilities bearing fixed interest rate (exposed to fair value risk):

		December 31, 2006
	Note	Up to 1 year	1-2 Years	2-3 Years	3-4 Years	4-5 Years	Over 5 Years	Effective interest Rate	Total
		N I S i n t h o u s a n d s							NIS in thousands

Financial assets -
cash and cash equivalents		72,170							72,170
Financial liabilities:
Bank loans:	8
CPI-linked loans in NIS			(1,796)		(7,922)	(22,313)	(22,107)	4.9%	(54,138)
Unlinked loans			(45)					5.6%	(45)
Debentures:
Debentures convertible
into shares, net	6		(8,211)	(8,210)				13.2%	(16,421)
Debentures	7		(10,525)	(10,525)	(10,525)	(10,525)	(10,524)	5.3%	(52,624)

		72,170	(20,577)	(18,736)	(18,447)	(32,838)	(32,632)		(51,058)

b.	Assets/liabilities bearing variable interest rate (exposed to cash flow risk):

			December 31, 2006
	Note		Up to 1 year	1-2 Years	2-3 Years	3-4 Years	4-5 Years	Over 5 Years	Effective interest Rate	Total
			N I S i n t h o u s a n d s							NIS in thousands

Financial assets:
Investment in marketable
Securities -
Dollar debenture	14d	(1)						2,021	13%	2,021
Financial liabilities:
Bank loans:	8
Loans in Euro							(18,181)		5.3%	(18,181)
Loan in dollar				(3,164)	(50,444)	(4,648)	(9,158)		7.5%	(67,414)
Linked loan in NIS			(417)	(1,623)	(464)	(2,918)			5.6%	(5,422)
Unlinked loan				(652)				(6,945)	6.5%	(7,597)

			(417)	(5,439)	(50,908)	(7,566)	(27,339)	(4,924)		(96,593)

3.	Price risk

The company is exposed to price risk due to market fluctuations expected as a result of the company holding securities, classified as a current investment and presented at their market value.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 16	–	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued):

c.	Concentrations of credit risks

Cash and cash equivalents and marketable short-term investments of the group as of December 31, 2006 and 2005 are mainly deposited in Israeli banks. The Company’s marketable securities are managed by several portfolio managers. The company is of the opinion that the credit risk in respect of these balances is low.

Most of the company’s sales are made in Israel and in Europe, to a large number of customers. Consequently, the exposure to credit risks relating to trade receivables is limited. The company performs ongoing credit evaluations of its customers for the purpose of determining the appropriate allowance for doubtful accounts.

d.	Liquidation risk

The company maintains a sufficient level of cash and marketable securities, as well as an availability of designated credit facilities, in order to minimize its exposure to liquidation risk.

As of December 31, 2006, the company has unutilized credit lines, as follows:

NIS in thousands

Total credit lines	501,589
Utilized credit lines	435,304

Unutilized credit lines	66,285

e.	Fair value of financial instruments

The fair value of financial instruments included in working capital is usually identical or close to their carrying amount. In addition, the fair value of long-term bank and other loans is also close to their carrying amount, since these financial instruments bear interest at a rate close to the customary market interest rate, except the following items:

1)	Convertible debentures – As of December 31, 2006, the fair value of such debentures amounts to NIS 26,953,000, as opposed to their balance in the Company’s accounts of NIS 16,421,000. The fair value is based on the quoted prices on an active market at balance sheet date.

2)	Long-term fix-rate loans – As of December 31, 2006 the fair value of such debentures amounts to NIS 51,247,000 as opposed to a book balance of NIS 54,183,000. The fair value is determined by computing the current value of cash flows based on the customary interest rate for loans with similar characteristics.

3)	Debentures – As of December 31, 2006, the fair value of such debentures amounts to NIS 56,745,000 as oppose to their book balance of NIS 52,624,000. The fair value is determined by computing the current value of cash flows based on the customary interest rate for loans with similar characteristics.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 16	–	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued):

The fair value and the carrying value of derivatives at December 31, 2006 is approximately generally reflects the estimated amounts that the group would pay to terminate the contracts at balance sheet dates.

NOTE 17	–	TRANSACTIONS AND BALANCES WITH INTERESTED PARTIES:

a.	Transactions with interested parties:

		Consolidated
		Year ended December 31
		2006	2005	2004
		NIS in thousands

1)	Expenses:
	Financial expenses in respect of capital note issued to
	interested party	222	210	196

2)	Salary and benefits to interested parties who are
	employed by the Company	7,528	8,028	6,946

	Number of persons these benefits refer to	4	4	4

3)	Management fees to the chairman of the board of
	directors who is not employed by the Company	912	913	915

4)	Fees for directors not employed by the Company	468	391	85

	Number of persons this salary refers to	5	5	5

b.	Balances with interested parties:

		Consolidated
		December 31
		2006	2005
		NIS in thousands

1)	Current debit balance - presented in balance sheets under
	current assets in "accounts receivable - other" -
	Balance at balance sheet date	191	225

	Highest balance during the period	381	281

2)	Current credit balances - presented in balance sheets under current
	liabilities in "accounts payable - other":
	Other	20	78

3)	Capital note to interested party, see note 14h	3,652	3,430

c.	Employment agreements with the interested parties

Following are details regarding employment agreements with interested parties employed by the Company. These agreements are in effect as from July 1, 2003:

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 17	–	TRANSACTIONS AND BALANCES WITH INTERESTED PARTIES (continued):

a)	Agreement with the Company’s CEO

A five-year agreement that will be extended indefinitely if not terminated prematurely. The CEO is entitled to a basic salary and benefits as customary.

In accordance with the agreement, the CEO is entitled to receive from the Company a bonus of 2.5% of half the consolidated before-tax income of the Company, and 2.5% of half the income before tax of Terminals.

The Company will pay the CEO an additional amount for severance pay in respect of his employment in the Company.

b)	Agreement with a director also serving as the CEO of the marine shipping group

This agreement is for indefinite period and includes the entitlement for a basic CPI-linked salary plus benefits as customary.

The director is entitled to receive from the Company an annual bonus of 0.5% of the consolidated income before tax and 4% of the income before tax of the marine shipping group.

c)	Agreement with a director also serving as the head of the commercial department of Terminal

The agreement is for an indefinite period and includes the entitlement to a basic CPI-linked salary plus benefits as customary.

The director is entitled to receive from the Company an annual bonus of 0.5% of the consolidated income before tax and 4% of the income before tax of the commercial department in accordance with a formula set forth for this purpose.

d)	Agreement with a vice president and corporate secretary.

This agreement is for five and a half years (ending December 31, 2008) and after that date will be extended indefinitely if not terminated prematurely. The agreement includes the entitlement to basic CPI-linked salary plus benefits as customary.

The vice president is entitled to receive from the Company an annual bonus of three-times his monthly salary.

The amounts carried to income in respect of these bonuses in 2006, 2005, and 2004 total NIS 3,359,000, NIS 4,298,000, and NIS 3,475,000, respectively.

d.	Options to CEO, vice president, and two directors who are employed by the Company

Under an employee option plan, four interested parties who are employed by the Company were allotted 1,199,000 options. As to the terms of options, see note 10c.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 17	–	TRANSACTIONS AND BALANCES WITH INTERESTED PARTIES (continued):

e.	One of the buildings of the group is pledged to secure a bank loan received by an interested party company.

The balance of the loan at December 31, 2006 amounts to $ 613,000. The loan is to be repaid in equal monthly installments through the middle of 2014.

NOTE 18	–	BUSINESS SEGMENTS:

a.	The company operates in the following segments:

(1)	Business segments:

For management purposes, the Company is organized into two main business segments:

Importing and marketing of liquid chemicals and other materials (hereafter – Marketing and Sales of Chemicals).

Marine bulk shipping of liquid chemicals (hereafter – Marine shipping).

In addition to the above, the Company is involved in several other activities, which do not qualify individually to be reported as separate segments. These activities are: the storage and handling of chemicals, land transport services, logistics services for ship cargo, and the leasing two real-estate properties (hereafter – the Others).

As to information about business segments, see b below.

(2)	Geographical segments:

The Group’s business segments operate in a number of main regions:

Israel – The main location of the group –where the Company engages in the marketing and sales of chemicals, as well as the provision of services. Most sales are to customers in Israel and the remainder is to customers in Europe and the US.

Greece – The location of an investee company – where marketing and sales of chemicals to customers in Greece and Europe as a whole is taking place.

Europe and the US – In respect of marine shipping services.

As to information on geographical operating segments, see c below.

(3)	Segment assets and liabilities

Segment assets include all operating assets being used by the segment and which mainly include cash and cash equivalents, accounts receivable, inventories, and fixed assets, net of amortizations and provisions. Most of these assets can be attributed directly to the separate segments.

Segment liabilities include all the accrued operating liabilities (including those in respect of employee rights upon retirement).

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 18	–	BUSINESS SEGMENTS (continued):

(4)	Inter-segment transfers

Segment revenue, segment expenses and segment results include transfers between segments. Such transfers are accounted for at customary market prices charged to unaffiliated customers for similar goods. Such transfers are eliminated in consolidation.

(5)	investment in equity method associated companies

The Company holds 50% of the shares of an Italian associated company which is engaged in marine transport. The investment in this company is included separately under the marine shipping segment.

b.	Data by operating segments:

	Marketing and sales of chemicals	Marine shipping	Others	Eliminations	Consolidated
	NIS in thousands

For the year ended
December 31, 2006:
Income statement data:
Revenues:
Unaffiliated customers	772,522	307,986	76,483		1,156,991
Inter-segment	4,016	19,096	17,870	(40,982)

Total revenues	776,538	327,082	94,353	(40,982)	1,156,991

Income from ordinary operations	36,658	31,346	11,663	(1,055)	78,612

Financial expense - net					(25,096)
Other income - net					9,180
Taxes on income					(16,367)
Share in the losses of investee company	(156)				(156)
Minority share in investee company - net					(1,013)
Cumulative effect, at beginning of year
of changes in accounting policy, net					1,755

Net income for the year					46,915

Other data:
Segment assets	701,488	151,992	67,445		920,925
Unallocated corporate assets					5,178

Consolidated total assets					926,103

Segment liabilities	177,551	27,411	26,412		231,374
Unallocated corporate liabilities					527,405

Consolidated total liabilities					758,779

Capital expenditure	8,763	3,910	5,652		18,325

Depreciation and amortization	7,889	9,298	6,919		24,106

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 18	–	BUSINESS SEGMENTS (continued):

	Marketing and sales of chemicals	Marine shipping	Others	Eliminations	Consolidated
	NIS in thousands

For the year ended
December 31, 2005:
Income statement data:
Revenues:
Unaffiliated customers	748,840	243,800	*57,276		*1,049,916
Inter-segment	4,965	22,056	19,771	(46,792)

Total revenues	753,805	265,856	77,047	(46,792)	1,049,916

Income from ordinary
operations	49,077	33,223	5,928	(409)	87,819

Financial expense - net					(21,212)
Other income - net					2,182
Taxes on income					(23,966)
Share in the profits of
investee company - net		3,282			3,282
Minority share in the losses
of investee company - net					9

Net income for the year					48,114

Other data:
Segment assets	*496,039	*189,557	57,426		743,022
Investment in investee (based
on equity)		2,500			2,500
Unallocated corporate assets					4,118

Consolidated total assets					749,640

Segment liabilities	*93,918	*60,488	25,213		179,619
Unallocated corporate
Liabilities					438,619

Consolidated total liabilities					618,238

Capital expenditure	22,467	73,476	13,663		109,606

Depreciation and amortization	8,630	7,707	5,166		21,503

* Reclassified.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 18	–	BUSINESS SEGMENTS (continued):

	Marketing and sales of chemicals	Marine shipping	Others	Eliminations	Consolidated
	NIS in thousands

For the year ended
December 31, 2004:
Income statement data:
Revenues:
Unaffiliated customers	646,421	215,181	*48,132		*909,734
Inter-segment	5,827	24,767	14,490	(45,084)

Total revenues	652,248	239,948	62,622	(45,084)	909,734

Income from ordinary
operations of segment	37,642	26,083	5,929	(451)	69,203

Financial expense - net					(13,449)
Other income - net					328
Taxes on income					(21,031)
Share in the profits of
investee company - net		549			549
Minority interest in losses
of investee company, net					88

Net income for the year					35,688

Other data:
Segment assets	425,138	59,856	47,671		532,665
Investment in investee
company (based on equity)		14,501			14,501
Unallocated corporate assets					3,255

Consolidated total assets					550,421

Segment liabilities	133,228	24,940	21,156		179,324
Unallocated corporate
Liabilities					285,607

Consolidated total liabilities					464,931

Capital expenditure	14,555	4,532	4,240		23,327

Depreciation and amortization	7,898	3,996	3,690		15,584

c.	Data by geographical segments:

		2006	2005	2004
		NIS in thousands

1.	Distribution of sales by geographical regions:
	Israel	751,606	*639,632	*614,358
	Europe	255,130	361,448	271,381
	Other	150,255	48,836	23,995

		1,156,991	1,049,916	909,734

2.	Unallocated segments at the end of period:
	Israel	629,236	*589,466	423,658
	Europe	291,689	*153,556	109,007

		920,925	743,022	532,665

3.	Capital investments:
	Israel	14,420	102,700	19,569
	Europe	3,905	6,906	3,758

		18,325	109,606	23,327

* Reclassified.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

a.	The Company prepares its financial statements in accordance with Israeli GAAP. As applicable to these financial statements, Israeli GAAP and U.S. of America GAAP vary in certain significant respects, as described below:

1)	Effect of inflation

In accordance with Israeli GAAP, until December 31, 2003, when the adjustment of financial statements for the effects of inflation in Israel was discontinued, the company comprehensively included the effect of the changes in the general purchasing power of Israeli currency in its financial statements, as described in note 1b1 above. In view of the inflation in Israel, this was considered a more meaningful presentation than financial reporting based of nominal amounts.

As explained in note 1b1 above the amounts adjusted for the effects of inflation in Israel, presented in the financial statements as of December 31, 2003 (hereafter – “the transition date”), were used as the opening balances for the nominal financial reporting in the following periods. As a result, amounts reported in periods subsequent to the transition date, for non-monetary and capital items that originated before the transition date are based on their adjusted December 2003 shekel balance. The adjustments to reflect the changes in the general purchasing power of Israeli currency, including adjustments that are included in the carrying amounts of non-monetary and capital items, have been reversed in the reconciliation of Israeli GAAP to U.S. GAAP.

2)	Marketable securities

Under Israeli GAAP, marketable securities are stated at market value at balance sheet date. The changes in value of these securities are carried to financial income or expenses.

Under U.S. GAAP, in accordance with FAS 115, these securities are classified as “available-for-sale securities”; accordingly, these securities are stated at market value at balance sheet date and the changes in value of such securities are reported as “other comprehensive income” under the provisions of FAS 130.

3)	Proportionate consolidation

Under Israeli GAAP, joint venture companies are accounted for using the proportionate consolidation method. Under U.S. GAAP, investments in joint venture companies are accounted for by the equity method.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

4)	Deferred income taxes

As noted in note 1j5) according to Israeli GAAP, taxes which would apply in the event of disposal of investments in the associated companies have not been provided for, as it is the company’s policy to hold these investments, not to realize them. Under U.S. GAAP, there is no such exemption, and the company needs to provide for deferred taxes with respect to the differences between the amounts of the investments in these companies presented in the financial statements and those taken into account for tax purposes.

5)	Liability for employee rights upon retirement

Under Israeli GAAP, amounts funded in respect of severance pay liability by purchase of insurance policies are deducted from the related liability. Under U.S. GAAP, the amounts funded do not qualify as plan assets and thus should be presented as a long-term investment among the company’s assets. Correspondingly, the entire change in the liability will be classified as part of wages expenses and the income from the funding arrangements will be classified as financing income.

6)	Accounting for Goodwill

Under Israeli GAAP, commencing January 1, 2006, goodwill is no longer amortized on a systematic basis and are subject, at least annually, to an impairment test (see note 1h).

Under U.S. GAAP the amortization of goodwill ceased as from the beginning of fiscal 2002.

The company has selected December 31 as the date on which it will perform its annual goodwill impairment test.

Goodwill is subject, at least annually, to an impairment test. There have been no goodwill impairments during 2006, 2005 or 2004.

7)	Debentures convertible into shares

Israeli GAAP relating to debentures convertible into shares is described in note 1k.

Under Israeli GAAP, effective January 1, 2006, the company applies the provisions of Israel Accounting Standard No. 22 of the IASB, “Financial Instruments: Disclosure and Presentation”. According to this standard, the liability component and the equity component imputed in the convertible debentures have been recognized separately in the balance sheet.

Under U.S. GAAP conversion feature should not be bifurcated.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

8)	Derivative instruments

Under Israeli GAAP, as noted in note 1h, the company accounts for some of its derivative instruments as hedging instruments. Under U.S. GAAP, in accordance with the provisions of FAS 133 (as amended), the company’s derivative instruments do not qualify for hedge accounting.

9)	Functional currency of certain subsidiaries

In accordance with Israeli GAAP, which until December 31, 2003 was based on the guidelines of Opinion 36 of the Institute of Certified Public Accountants in Israel, and commencing January 1, 2004 is based on the provisions of Israeli Accounting Standard No. 13, the financial statements of certain subsidiaries and associated companies was maintained and measured in NIS, which is the measurement and presentation currency of the Company.

In accordance with US GAAP, (FAS No. 52), a company is required to determine its functional currency and measure its accounting books based on the functional currency determined. The effect of the differences in the Company’s equity in the operating results of the relevant subsidiaries companies resulting from the difference in the currency mainly form EURO into NIS measurement is included in the reconciliation of the net earnings in the line “Effect of difference in currency measurement of investee”.

10)	Issuance of convertible bonds, detachable warrants and shares

Under Israeli GAAP, the proceeds from the issuance of convertible bonds, detachable warrants and shares under prospectus dated November, 2003 was based on the relative offering price price stated in the prospectus.

Under US. GAAP the proceeds under the prospectus were allocated as follows: the warrants were assigned their fair value, and the residual was allocated between the convertible bonds and shares based on their relative fair value.

11)	Reclassification of deferred charges

Under Israeli GAAP, in accordance with Israeli Accounting Standard No. 22, “Financial Instruments – Presentation and Disclosure”, commencing January 1, 2006, the balance of deferred debt issuance costs, which at December 31, 2006 amounted to 1,024 thousands, was reclassified and presented as a deduction from the amount of the liabilities to which such expenses relate.

Under U.S. GAAP, such deferred charges are presented as other assets and amortized using the effective interest method over the life of the debt.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

12)	Revenue recognition

Under Israeli GAAP through December 31, 2005, the Group recognized revenues arising from the provision of marine transport services based on voyages that were completed within the reported year. Advances and expenses on the account of uncompleted voyages at the end of each reporting year are deferred until voyages arrive at their destination. As from January 1, 2006, as a result of the application of Standard 25, these revenues are recognized proportionally over the period of the marine transport services. Under US GAAP these revenues are recognized proportionally over the period of the marine transport services.

13)	Property, plant and, equipment

Under Israeli GAAP the Group recorded provisions in its accounts for major repairs and servicing of ships owned by the Group over the period until they were actually incurred. Under US GAAP these expenses should be capitalized to the cost of the ships and are depreciated over the period until the next repair or service is carried out.

14)	Warrants

Under Israeli GAAP these warrants are classified as equity.

Under U.S. GAAP since the exercise price of the warrants is linked to the changes in the Israeli CPI it results with a non equity classification of the warrants. The warrants are classified as liabilities and presented at fair value. Changes in the fair value of the warrants are carried to financial income (expenses).

15)	Classification of certain expenses in the income statement

Under Israeli GAAP, certain expenses – such as gain on sale of property plant and equipment amounting to approximately 9,180 thousand NIS, 2,182 thousand NIS and 328 thousand NIS in the years 2006, 2005 and 2004, respectively, are included under other income(expenses) as non-operating expenses, whereas in accordance with U.S. GAAP such items should be classified as part of the operating results.

These adjustments were included in the reconciliation to the U.S. GAAP, in paragraph b.1)b below.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

b.	The effect of the material GAAP differences, as described in a. above, on the consolidated financial statements is as follows:

1)	Operating results:

a)	Effect on net income:

	2006	2005
	NIS in thousands (except per share data)

Net income, as reported in these Consolidated financial
statements according to Israeli GAAP	46,915	48,114
Effect of the treatment of the following
items under U.S. GAAP:
Deferred taxes	(415)	(193)
Marketable securities	(1,733)	(2,414)
Amortization of goodwill		3,455
Interest accrued on debentures convertible into shares	964	664
Revenue recognition	(1,755)	489
Property, plant and equipment	1,440	1,122
Functional currency of certain subsidiaries	1,109	(1,996)
Derivatives	280	197
Warrants	4,926	(7,962)
Effect of inflation	845	1,023
Related tax effect of the adjustments in
respect of the above differences	(1,083)	4,506

Net income under U.S. GAAP	51,493	47,005

Net income (loss) per share:
Israeli GAAP	0.89	0.95

U.S. GAAP	0.99	0.93

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

b)	Effect on Income from operations:

	2006	2005
	NIS in thousands (except per share data)

Income from operations, as reported in these financial
statements in accordance with Israeli GAAP	78,612	87,819
Effect of the treatment of the following
items under U.S. GAAP:
Amortization of goodwill		3,455
Revenue recognition		489
Deferred changes on debentures convertible into shares	(104)	(57)
Property, plant and equipment	1,440	1,122
Functional currency of certain subsidiaries	(381)	592
Derivatives	280	197
Effect of inflation	838	1,023
Proportionate consolidation	(36,336)	(5,434)
Classification of certain expenses in the income statement	8,300

Income from operation under U.S. GAAP	52,649	89,206

2)	Shareholders' equity:

	December 31
	2006	2005
	NIS in thousands

Shareholders' equity, as reported in these
consolidated financial statements,
according to Israeli GAAP	166,180	131,271
Effect of the treatment of the above
differences under U.S. GAAP:
Equity component bifurcated from the
debentures convertible into shares	(2,134)	(2,458)
Deferred taxes	(608)	(193)
Marketable securities		1,593
Derivatives	(2,369)	(2,734)
Amortization of goodwill	17,024	17,024
Revenue recognition		1,731
Property, plant and equipment	2,940	1,643
Functional currency of certain subsidiaries	1,053	1,278
Warrants	(7,991)	(11,027)
Effect of inflation	(5,811)	(6,862)

Shareholders' equity under U.S. GAAP	168,284	131,266

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

c.	Reporting comprehensive income

1)	Under Israeli GAAP, translation differences are carried as a separate component in the balance sheet among “shareholders’ equity”, while under U.S. GAAP such differences are included in “other comprehensive income” under the provisions of FAS 130.

2)	Under Israeli GAAP, these marketable securities are classified as a “current investment” and are accordingly marked to market; unrealized gains and losses arising from these securities are reported in earnings.Under U.S. GAAP, the company’s marketable securities are classified, in accordance with the provisions of FAS 115, as “available-for-sale” and accordingly are marked to market; unrealized gains and losses arising from these securities are reported as “other comprehensive income” under the provisions of FAS 130.

3)	The effect of the foregoing GAAP differences on reporting comprehensive income, is as follows:

(a)	Comprehensive income:

	2006	2005
	NIS in thousands

Net income, as reconciled to U.S.
GAAP, see b. above	51,493	47,005

Other comprehensive income - gains
not reported in the income
statements:
Differences from translation of
foreign currency financial
statements of investees	(812)	577
Unrealized gains on marketable
securities, net	1,196	1,593

	384	2,170

Comprehensive income	51,877	49,175

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

d.	Newly issued accounting pronouncement

1)	In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years (January 1, 2008, for the Company). The Company is currently assessing the impact that SFAS 157 may have on its financial position.

2)	In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities–Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at its initial application or at other specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years (January 1, 2008, for the Company). If the company is to elect the fair value option for its existing assets and liabilities, the effect as of the adoption date, shall be reported as a cumulative-effect adjustment to the opening balance of retained earnings . The Company is currently assessing the impact that SFAS 159 may have on its financial position.

3)	In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)". SFAS 141(R) changes the accounting for business combinations, including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition related transaction costs and the recognition of changes in the acquirer’s income tax valuation allowance and income tax uncertainties.. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 . Early application is prohibited. the Company will be required to adopt SFAS 141(R) on January 1, 2009. The Company is currently assessing the impact that SFAS 159 may have on its financial position.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19	–	EFFECT OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE U.S.A. (continued):

4)	In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS 160”).

SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. An ownership interest in subsidiaries held by parties other than the parent should be presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. SFAS 160 requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary should be accounted for similarly as equity transactions. When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary should be initially measured at fair value, with any gain or loss recognized in earnings. SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interests. SFAS 160 is effective for fiscal years (including interim periods within those fiscal years) beginning on or after December 15, 2008. Earlier adoption is prohibited. The statement shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirement which shall be applied retrospectively for all periods presented. The Company will be required to adopt SFAS 160 on January 1, 2009. The Company is currently assessing the impact that SFAS 160 may have on its results of operations and financial position.

5)	FIN 48 “Accounting for Uncertainty in Income Taxes–an interpretation of FASB Statement No. 109” In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes–an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its financial statements the impact of a tax position, if that position will more likely than not be sustained upon examination, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of the 2006 calendar year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The adoption of FIN 48 does not material impact on its financial position and results of operations of the company.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 20	–	POST BALANCE SHEET EVENTS:

a.	Events at second tier subsidiary:

1)	Fire at second tier subsidiary

On July 26, 2006, a fire broke out in the chemical terminal of a subsidiary, Chyma Bulk Chemicals and Shipping S.A. (hereafter – Chyma), in Greece (see note 2f)1b)).

During 2007, Chyma had received € 4.6 million (approximately NIS 25.9 million) in respect of the claim. In addition, the Court has ruled that the company has to provide guarantees in the amount of € 5.3 million (approximately NIS 30 million) in respect of these claims.

On 13, November 2007 the Company signed a memorandum for the sale of land parcels in Lavrio. This agreement concluded a summary of basic terms for the sale of Lavrio terminal. This transaction shall be made pursuant to Definitive Agreement. Parties’ intention was this Definitive Agreement to be executed until 31, December 2007. In case by this date it is not met, the Company is free to negotiate the sale with any other interested party. On 31, December 2007 the above parties agreed to change the date for the Conclusion of the Definitive Agreement to be the period until February 29, 2008.

During December of 2007 the Company signed an agreement with the insurance companies which during 2006 have exercised restraining court orders against to Company. Based on the signed agreement the other insurance companies received a total amount of € 1,015,803 and they resigned from any demand against the Company as regards the fire on Company’s plant in Lavrio. After the above agreement (with the insurance companies which during 2006 have exercised restraining court orders against the Company), the Company received from the insurance company the remaining amount of the insurance as regards the accident in Lavrio. Based on the final agreement with the insurance company Chyma has the liability to return to the insurance company the total amount received (€ 5,745,289) and any related interest if in the future it is proven that the accident in Company’s plant is due to deceit or significant neglect of Company’s representatives.

In light of the aforementioned claims and the operating restrictions on the terminal in Greece, the auditors of Chyma have included in their review report on the financial statements as of September 30, 2007 a note drawing the auditors’ attention to doubts concerning the viability of Chyma being able to continue as a going concern.

2)	Pending claim

The Greek customs authorities have filed an administrative demand against the directors of Chyma for the payment of customs and fines in a cumulative amount of approximately € 1 million, alleging that the materials that went up in flames in one of the tanks was brought into Greece illegally and that it was used illegally. If the Court in Greece should rule that the demand is justified and if the directors do not pay the claim, the demand could be redirected against Chyma. Company management believes, based on the opinion of its legal advisors, that there are no grounds for the aforementioned demand by the customs authorities and the Company has thus made no provision for this in its accounts.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 20	–	POST BALANCE SHEET EVENTS (continued):

b.	Ships:

1)	Sale of ship – In June 2007, the Company signed a memorandum of understanding for the sale of the ship, Chemical Sprinter; the ship, which is owned through a foreign subsidiary, has a cargo capacity of 6,000 tons. The sale consideration has been set at approximately $ 7 million. It was decided that the buyer would pay an advance of 10% of the transaction price as a collateral payment, and this is being held by a trustee. The delivery of the ship to the buyer is scheduled to take place during the fourth quarter of 2007. Upon closing the sale, the Company expects to recognize a capital gain of approximately $ 3.5 million.

2)	Purchase of ships:

a)	In June 2007, Gadot Yam Chemical Shipping Ltd. (hereafter – Gadot Yam) signed a contract for the purchase of two ships, each with a cargo capacity of 16,600 tons. The total cost of the transaction has been set at approximately $ 50 million, which is to be paid in accordance with the milestones specified in the contract, which are linked to progress in the construction of the ships. The ships are expected to be delivered to Gadot Yam in 2009 and 2010. The purchase of the ships will be financed partly from shareholders’ equity and partly with bank credit.

b)	Within the framework of the above ship purchase contract, Gadot Yam was granted an option to purchase additional ships. Gadot Yam has elected to exercise this option to purchase two ships with similar characteristics to the ships referred to above. The total cost of the transaction has been set at approximately $ 57 million, which is to be paid in accordance with the milestones specified in the contract, which are linked to progress in the construction of the ships. The ships are expected to be delivered to Gadot Yam in 2010 and 2011. The purchase of the ships will be financed partly from shareholders’ equity and partly with bank credit.

In order to finance the purchase of the ships, Gadot Yam was granted bank credit of approximately $ 10 million in the third quarter of 2007. The credit is divided as follows:

(1)	A loan of approximately $ 5.5 million, which is to be repaid in 20 equal quarterly installments through August 2012. The loan bears interest at Libor + 2.75%.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 20	–	POST BALANCE SHEET EVENTS (continued):

(2)	Credit in the amount of approximately $ 4.5 million, to be utilized by June 30, 2009, under the same credit terms as the aforementioned loan, with a repayment period – to be decided by Gadot Yam – of up to five years from the draw-down date. Gadot Yam has not yet drawn on this credit but plans to utilize it for the progress payments to be made in connection with the two additional ships it has bought – see note 4b above.

Gadot Yam is also required to comply with financial covenants, with regard to the data reported in its quarterly and annual financial statements, as follows:

—	Shareholders’ equity shall not fall below $ 8 million.
—	Shareholders’ equity shall not be less than 20% of total assets.
—	Both “Income from operations” and “Net income” shall be in the black.
—	Cash flows from operating activities shall be positive.
c.	Acquisition of a company

On November 22, 2007, the Company acquired, through a second tier subsidiary, GCT Netherlands B.V., 90% of the share capital of the European company, Finlog (hereafter – the Acquired Company), for a consideration of € 11.67 million. Finlog owns, directly and indirectly, the VLS group of companies, which are engaged in the provision of logistic services throughout Western Europe (hereafter – the Companies). The remaining 10% of the share capital (hereafter – the Remaining Shares) will be held by the directors of the Acquired Company, including its CEO (hereafter – the Directors). The agreement includes provisions regarding the right of the Company to purchase the Remaining Shares from the Directors and the right of the Directors to sell these to the Company. 90% of the financing for the transaction will be provided by bank financing for a period of 7 years, with the balance coming from the Company’s own resources.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 21	–	NOMINAL-HISTORICAL DATA OF THE COMPANY FOR TAX PURPOSES:

a.	Balance sheet data:

	Nominal NIS in thousands
	December 31
	2006	2005

A s s e t s

Current assets:
Cash and cash equivalents	7,595	11,973
Short-term investments	71,459	85,402
Accounts receivable (including investee companies)	29,568	5,272

T o t a l current assets	108,622	102,647
Investment in investee companies	167,168	141,995

Property, plant and equipment:		1,079
Deferred expenses, after accumulated amortization		1,682

	275,790	247,403

Liabilities and shareholders' equity
Current liabilities:
Bank credit and loans	7,062	5,891
Accounts payable and accruals	5,292	7,600

T o t a l current liabilities	12,354	13,491

Long-term liabilities:
Excess of share in losses of associated company over the
investment therein	1,988	2,203
Liability for employee rights upon retirement, net
of amount funded	310	414
Debentures convertible into shares, net	16,421	27,512
Debentures	52,624	53,115
Bank loans, net of current maturities	24,502	32,600
Capital note to interested party	3,652	3,430

T o t a l long-term liabilities	99,497	119,274

T o t a l liabilities	111,851	132,765

Shareholders' equity, see c below	163,939	114,638

	275,790	247,403

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 21	–	NOMINAL-HISTORICAL DATA OF THE COMPANY FOR TAX PURPOSES (continued):

b.	Operating results data:

	Nominal NIS in thousands
	2006	2005	2004

Revenues from management fees from investee
Companies	19,628	19,703	15,775
Administrative and general expenses	13,515	13,433	12,953

Income from ordinary operations	6,113	6,270	2,822
Financial expenses - net	(2,818)	(6,616)	(1,637)

Income (loss) before taxes on income	3,295	(346)	1,185
Tax benfit (taxes on income)	(165)	77	(671)

Income (loss) after taxes on income	3,130	(269)	514
Share in profits of investee companies	54,323	49,717	31,147

Net income for the year - nominal	57,453	49,448	31,661

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 21	–	NOMINAL-HISTORICAL DATA OF THE COMPANY FOR TAX PURPOSES (continued):

c.	Changes in shareholders’ equity:

	Share capital	Share premium	Warrants	Capital surplus	Retained earning	Dividend declared subsequent to balance sheet date	Total
	NIS in thousands

Balance at January 1, 2004	5,000	23,845	5,131	2,503	18,747		55,226
Changes during 2004 -
Net income					31,661		31,661
Dividend paid					(18,000)		(18,000)

Balance at December 31, 2004	5,000	23,845	5,131	2,503	32,408		68,887
Changes during 2005 -
Net income					49,448		49,448
Appropriation for distribution of dividend
declared subsequent to balance sheet					(24,246)	24,246
Conversion of debentures into shares	97	3,253					3,350
Dividend					(7,047)		(7,047)

Balance at December 31, 2005	5,097	27,098	5,131	2,503	50,563	24,246	114,638
Adjustments, as of January 1, 2006, arising
from the first time application of new
accounting standard (see note 1k)
Equity component of debentures convertible into
shares, carried to shareholders' equity		950					950

Balance at January 1, 2006, subsequent to first-
time application of new accounting standards	5,097	28,048	5,131	2,503	50,563	24,246	115,588
Changes in 2006:
Net income					57,453		57,453
Dividend paid						(24,246)	(24,246)
Appropriation for distribution of dividend declared
subsequent to balance sheet					(21,216)	21,216
Conversion of debentures into shares	292	10,756					11,048
Exercise of warrants	*	5	*				5
Exercise of warrants granted to employees into shares	107	3,984					4,091

Balance at December 31, 2006	5,496	42,793	5,131	2,503	86,800	21,216	163,939

* Represents an amount less than NIS 1,000

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 21	–	NOMINAL-HISTORICAL DATA OF THE COMPANY FOR TAX PURPOSES (continued):

d.	The above nominal data provide the basis for the company’s Adjustments Report for Tax Purposes, and are presented within these financial statements for that reason alone. These data are based on the company’s accounting records that are maintained in nominal-historical shekels. The accounting policies that are applied in drawing-up and presenting the above nominal data are identical to those that serve as the basis for the drawing-up of the financial statements, except with regard to the matters referred to below, where a different approach has been followed due to practical considerations:

1)	Deferred taxes

As explained in note 1l, the Company’s accounts include deferred taxes in respect of differences between the amounts reported in the financial statements and those taken into account for tax purposes. The above nominal data do not include such deferred taxes.

2)	Capital surplus from translation differences in respect of investee companies

As explained in note 1d, the Company includes in its accounts a capital surplus from translation differences in respect of investee companies. In the nominal data above, the capital surplus is included in the income of investee companies.

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

Translation from Hebrew

APPENDIX

List of subsidiaries, proportionally-consolidated company, associated companies, and a limited liability partnership as of December 31, 2006:

Company	Percentage of holding in share capital, conferring rights to share in profits and voting rights

Group companies:
Gadot Chemical Terminals (1985) Ltd.	100
Gadot A.S.M. Ltd.	100
Eurogama Properties Ltd.	100
Gadot Lab Supplies Ltd.	100
Conmart (Ship Agents) Ltd.	50
Chemship B.V., a company registered in the Netherlands	100
BAX Chemicals B.V., a company registered in the Netherlands	100
GCT Establishment B.V., a company registered in Liechtenstein	100
GCT Holding B.V., a company registered in the Netherlands	100
Chyma Bulk Chemicals and Shipping S.A.,
a company registered in Greece	100
Chyma Hellas S.A., a company registered in Greece	100
Tanco International (97) Ltd.	50
Gadot Storage and Handling, Limited Partnership	99
Chemipharm Agencies, Limited Partnership	99
Chemichlor (2005) Chemical Marketing Ltd.	75
Zurgadim Ltd	100
Gadot Yam Chemical Shipping Ltd	100
Eurochem Maritime B.V. a company registered in the Netherlands	100
Eurochem Italia S.R.L a company registered in the Italy	50
Chem - Tankers Management B.V, a company registered in the
the Netherlands	50
Chem - Tankers C.V, a partnership registered in the Netherlands	49.5
GCT Ltd, a company registered in the United States	100
Shelach Chemical Haulage Service Co. Ltd.	100